AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 2023

Registration No. 333-240984

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Biodexa Pharmaceuticals PLC

(Exact name of registrant as specified in its charter)

England and Wales	2834	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1 Caspian Point

Caspian Way

Cardiff, CF10 4DQ, United Kingdom

Tel: +44 29 2048 0180

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald J. Puglisi

Puglisi & Associates

850 Library Ave., Suite 204

Newark, Delaware 19711

Tel: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Jason S. McCaffrey

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3, or this Post-Effective Amendment No. 3, to the Registration Statement on Form F-1 (File No. 333-240984), or the Registration Statement, is being filed pursuant to our undertaking in the Registration Statement to update and supplement information contained in the Registration Statement, as originally filed on August 5, 2020, and as amended on August 11, 2020, and declared effective by the Securities and Exchange Commission, or the SEC, on August 13, 2020, and as further amended by Post-Effective Amendment No. 1, as filed with the SEC on May 27, 2021, and declared effective by the SEC on June 4, 2021, and as further amended by Post-Effective Amendment No. 2, as filed with the SEC on April 26, 2022, and declared effective by the SEC on April 29, 2022, to incorporate by reference the Company’s Annual Report on Form 20-F for the year ended December 31, 2022, as filed with the SEC on April 28, 2023, as amended on May 5, 2023. The Registration Statement originally covered a resale by the selling shareholders identified in this prospectus, of up to an aggregate of 634,772 ordinary shares, nominal value £0.001 per share, or Ordinary Shares, of Biodexa Pharmaceuticals PLC, represented by 126,954 American Depositary Shares, or the Depositary Shares. The information included in this filing updates the Registration Statement and the prospectus contained therein.

On March 27, 2023, following shareholder approval, we effected a one-for-20 reverse split of our Ordinary Shares, and our Ordinary Shares began trading on AIM, a market operated by the London Stock Exchange plc, on a split-adjusted basis as of such date. No fractional shares were issued in connection with the reverse stock split. As a result of the reverse stock split, the number of issued and outstanding Ordinary Shares was reduced to 8,667,337 shares as of March 27, 2023.

Concurrently with the reverse split, and in order to continue meeting The NASDAQ Stock Market LLC’s minimum 500,000 publicly held shares requirement pursuant to NASDAQ Listing Rule 5550(a)(4), on March 27, 2023 we effected a ratio change in the number of Ordinary Shares represented by the Depositary Shares from 25 Ordinary Shares per Depositary Share to five Ordinary Shares per Depositary Share.

The change in the number of Ordinary Shares resulting from the reverse stock split and change in the number of Depositary Shares resulting from the change in ratio has been applied retroactively to all share and per share amounts presented in this prospectus, to the extent applicable.

The information included in this filing updates the Registration Statement and the prospectus contained therein.

No additional securities are being registered under this Post-Effective Amendment No. 3. Accordingly, this Post-Effective Amendment No. 3 concerns only the offer and sale of ordinary shares represented by Depositary Shares issuable from time to time upon exercise of such warrants that remain unexercised.

All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor any selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS—SUBJECT TO COMPLETION, DATED JUNE 20, 2023

BIODEXA PHARMACEUTICALS PLC

494,410 Ordinary Shares Representing 98,882 American Depositary Shares

___________________

This prospectus relates to the resale, by the selling shareholders identified in this prospectus, of an aggregate of 494,410 ordinary shares, nominal value £0.001 per share, or Ordinary Shares, of Biodexa Pharmaceuticals PLC, or the Company, represented by 98,882 American Depositary Shares, or Depositary Shares, consisting of (1) 150,000 Ordinary Shares represented by 30,000 Depositary Shares, issuable upon the exercise of warrants issued in a private placement in October 2019, or the October Private Placement, (2) 7,495 Ordinary Shares represented by 1,499 Depositary Shares issuable upon the exercise of placement agent warrants issued in connection with the October Private Placement, (3) 329,535 Ordinary Shares represented by 65,907 Depositary Shares, issuable upon the exercise of warrants issued in a private placement in May 2020, or the May 2020 Private Placement and collectively with the October Private Placement, the Private Placements, and (4) 7,380 Ordinary Shares represented by 1,476 Depositary Shares issuable upon the exercise of placement agent warrants issued in connection with the October Private Placement.

The selling shareholders are identified in the table commencing on page 17. Each Depositary Share represents five Ordinary Shares. No Depositary Shares are being registered hereunder for sale by us. We will not receive any proceeds from the sale of the Depositary Shares by the selling shareholders. All net proceeds from the sale of the Ordinary Shares represented by Depositary Shares covered by this prospectus will go to the selling shareholders. However, we may receive the proceeds from any exercise of warrants in certain circumstances. See “Use of Proceeds.”

The selling shareholders may sell all or a portion of the Ordinary Shares represented by Depositary Shares from time to time in market transactions through any market on which our Depositary Shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. We will bear all of the expenses incurred in connection with the registration of these shares. The selling shareholders will pay any underwriting discounts and selling commissions and/or similar charges incurred in connection with the sale of the shares. See “Plan of Distribution.”

Our Depositary Shares are listed on the NASDAQ Capital Market under the symbol “BDRX.” The last reported closing price of our Depositary Shares on the NASDAQ Capital Market on June 16, 2023 was $0.09.

Investing in our securities involves risks. See “Risk Factors” beginning on page 11 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

___________________

The date of this prospectus is                    , 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or its offices described below under the heading “Where You Can Find More Information”.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the securities offered hereby. Our business, financial condition, results of operations, and prospects may have changed since that date. We do not take any responsibility for, nor do we provide any assurance as to the reliability of, any information other than the information in this prospectus. Neither the delivery of this prospectus nor the sale of the Depositary Shares means that information contained in this prospectus is correct after the date of this prospectus. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Unless the context specifically indicates otherwise, references in this prospectus supplement to “Biodexa Pharmaceuticals PLC,” “Biodexa,” “the Company,” “we,” “our,” “ours,” “us,” “the Group,” or similar terms refer to Biodexa Pharmaceuticals PLC and its consolidated subsidiaries.

We have not taken any action to permit a public offering of the Depositary Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the Depositary Shares and the distribution of this prospectus outside of the United States.

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PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Our financial statements are prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board and adopted by the European Union. We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

We prepare our consolidated financial statements in British pounds sterling. Except as otherwise stated, all monetary amounts in this prospectus are presented in British pounds sterling.

In this prospectus, unless otherwise specified or the context otherwise requires:

•	“$” and “U.S. dollar” each refer to the United States dollar (or units thereof); and

•	“£,” “pence” and “p” each refer to the British pound sterling (or units thereof).

On March 27, 2023, following shareholder approval, we effected a one-for-20 reverse split of our Ordinary Shares, and our Ordinary Shares began trading on AIM, a market operated by the London Stock Exchange plc, or AIM, on a split-adjusted basis as of such date. No fractional shares were issued in connection with the reverse stock split. As a result of the reverse stock split, the number of issued and outstanding Ordinary Shares was reduced to 8,667,337 shares as of March 27, 2023. On March 24, 2023, our shareholders approved the cancellation of admission of our Ordinary Shares on AIM and this cancellation became effective on April 26, 2023.

Concurrently with the reverse split, and in order to continue meeting The NASDAQ Stock Market LLC’s, or NASDAQ, minimum 500,000 publicly held shares requirement pursuant to NASDAQ Listing Rule 5550(a)(4), on March 27, 2023 we effected a ratio change in the number of Ordinary Shares represented by the Depositary Shares from 25 Ordinary Shares per Depositary Share to five Ordinary Shares per Depositary Share.

The change in the number of Ordinary Shares resulting from the reverse stock split and change in the number of Depositary Shares resulting from the change in ratio has been applied retroactively to all share and per share amounts presented in this prospectus, to the extent applicable.

On June 14, 2023, we held an annual general meeting of shareholders, or June AGM, and our shareholders passed resolutions, among other procedural items, to approve the allotment of, and disapplication of pre-emption rights in respect of, up to 7.0 billion Ordinary Shares, or Shareholder Approval. On June 14, 2023, we also held a general meeting of shareholders, or June GM, and our shareholders passed resolutions to (x)(i) re-designate our deferred shares into A Deferred Shares, or the Re-Designation, and (ii) subdivide our Ordinary Shares of £0.02 nominal value each into one ordinary share of £0.001 nominal value and 19 B Deferred Shares of £0.001 nominal value each, each the Subdivision, with a record date of June 14, 2023, at 6:00 p.m. British Standard Time, or BST, which became effective on June 15, 2023 and (y) adopt new articles of association, or the Articles of Association, which make consequential amendments to the existing articles of association of the Company to reflect the Re-Designation and the Subdivision, together with certain other changes to reflect that the Ordinary Shares are no longer admitted to trading on AIM. As is standard for deferred shares, each B Deferred Share has very limited rights and is effectively valueless. The Company will not issue any share certificates in respect of B Deferred Shares. The B Deferred Shares have the rights and restrictions as set out in the Articles of Association and do not entitle the holder thereof to receive notice of or attend and vote at any general meeting of the Company or to receive a dividend or other distribution.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated herein by reference includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements contained or incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, other than statements of historical facts, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements are based on currently available competitive, financial and economic data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made and are subject to risks and uncertainties. We wish to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to risks related to:

•	our requirement for additional financing and our ability to continue as a going concern;

•	our estimates regarding losses, expenses, future revenues, capital requirements and needs for additional financing;

•	our ability to successfully develop, test, and partner with a licensee to manufacture or commercialize products for conditions using our technology platforms;

•	the successful commercialization and manufacturing of any future product candidate we may commercialize or license;

•	the success and timing of preclinical studies and clinical trials;

•	shifts in our business and commercial strategy;

•	the filing and timing of regulatory filings, including investigational new drug applications, with respect to any of our products and the receipt of any regulatory approvals;

•	the anticipated medical benefits of our product candidates;

•	the difficulties in obtaining and maintaining regulatory approval of our product candidates, and the labeling under any approval we may obtain;

•	the success and timing of the potential commercial development of our product candidates and any product candidates we may acquire in the future, including MTX110;

•	our plans and ability to develop and commercialize our product candidates and any product candidates we may acquire in the future;

•	the ability to manufacture products in third-party facilities;

•	the rate and degree of market acceptance of any of our product candidates;

•	the successful development of our commercialization capabilities, including our internal sales and marketing capabilities;

•	obtaining and maintaining intellectual property protection for our product candidates and our proprietary technology;

•	the success of competing therapies and products that are or become available;

•	the success of any future acquisitions;

•	the difficulties of integrating the business of any future acquisitions into our own

•	cybersecurity and other cyber incidents;

•	industry trends;

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•	the impact of government laws and regulations;

•	regulatory, economic and political developments in the United Kingdom, the European Union, the United States and other foreign countries, including any impact from the United Kingdom leaving the European Union;

•	the difficulties doing business internationally;

•	the ownership of our Ordinary Shares and Depositary Shares;

•	our ability to meet the listing criteria required to remain listed on the NASDAQ Capital Market;

•	our status as a foreign private issuer;

•	our ability to recruit or retain key scientific or management personnel or to retain our senior management;

•	the performance of third parties, including joint venture partners, our collaborators, third-party suppliers and parties to our licensing agreements;

•	The impact, costs and expenses of any litigation we may be subject to now or in the future; and

•

other risks and uncertainties, including those described in “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022, as amended on May 5, 2023, or the 2022 Annual Report, or in this prospectus.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section entitled “Risk Factors” in our 2022 Annual Report or in this prospectus. You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent 2022 Annual Report and our Reports on Form 6-K. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

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PROSPECTUS SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus, including the documents incorporated by reference, which are described under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus. You should also carefully consider the matters discussed in the section in this prospectus entitled “Risk Factors.”

Overview

We are a clinical stage biopharmaceutical company developing a pipeline of products aimed at primary and metastatic cancers of the brain. Our lead candidate, MTX110, is being studied in aggressive rare/orphan brain cancer indications including recurrent glioblastoma and diffuse midline glioma.

MTX110 is a liquid formulation of the histone deacetylase, panobinostat. Our proprietary formulation enables delivery of the product via convection-enhanced delivery, at potentially chemotherapeutic doses directly to the site of the tumor, by-passing the blood-brain barrier and avoiding systemic toxicity.

Our clinical assets are supported by three proprietary drug delivery technologies focused on improving the bio-delivery and bio-distribution of drugs through either sustained delivery (Q-SpheraTM), direct delivery (MidaSolveTM), or targeted delivery (MidaCoreTM):

•	Our Q-SpheraTM platform: Our disruptive polymer microsphere microtechnology is used for sustained delivery to prolong and control the release of therapeutics over an extended period of time, from weeks to months.

•	Our MidaSolveTM platform: Our innovative oligosaccharide nanotechnology is used to solubilize drugs so that they can be administered in liquid form directly and locally into tumors.

•	MidaCoreTM platform: Our leading-edge gold nanoparticle nanotechnology is used for targeting sites of disease by using either chemotherapeutic agents or immunotherapeutic agents.

Recent Developments

Non-Compliance with NASDAQ Continued Listing Requirements

Our Depositary Shares are currently listed on the NASDAQ Capital Market. We are required to meet certain qualitative and financial tests to maintain the listing of our Depositary Shares on NASDAQ. On June 14, 2023, we received a Staff determination letter, or the Letter, from the Listing Qualifications Department of NASDAQ notifying us of the Staff’s determination to delist our Depositary Shares from the NASDAQ Capital Market because the Depositary Shares have had a closing bid price below $0.10 for ten consecutive trading days, which triggers a notice of delisting pursuant to NASDAQ Listing Rule 5810(c)(3)(A)(iii), or the $0.10 Rule.

Pursuant to the Letter, unless the Company requests an appeal of the Letter, trading of our Depositary Shares will be suspended at the opening of business on June 23, 2023, and a Form 25-NSE will be filed with the SEC, which will remove the Depositary Shares from listing and registration on NASDAQ..

We plan to appeal the Staff’s determination to a Hearings Panel, or the Panel. A hearing request will stay the suspension of our Depositary Shares and the filing of the Form 25-NSE pending the Panel’s decision.

In addition to the $0.10 Rule delisting notice, and as previously disclosed, on January 31, 2023, we received a letter from NASDAQ stating that, for the previous 30 consecutive business days, the bid price for our Depositary Shares had closed below the minimum $1.00 bid price per share requirement, or Minimum Bid Price Requirement, for continued listing on the NASDAQ Capital Market under NASDAQ Listing Rule 5550(a)(2). That notice has no immediate effect on the listing or trading of our Depositary Shares and the Depositary Shares continue to trade on the NASDAQ Capital Market under the symbol “BDRX.”

In accordance with NASDAQ Listing Rules, we have a grace period of 180 calendar days, or until July 31, 2023, or the Compliance Period, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Depositary Shares must meet or exceed $1.00 per share for at least 10 consecutive business days during the Compliance Period. If the Depositary Shares do not regain compliance with the Minimum Bid Price Requirement during the Compliance Period, we may be eligible for an additional grace period of 180 calendar days provided that we satisfy NASDAQ's initial listing standards for listing on the NASDAQ Capital Market, other than the Minimum Bid Price Requirement, and provide written notice to NASDAQ of our intention to cure the delinquency during the second grace period. If we do not regain compliance during the initial grace period and are not eligible for an additional grace period, NASDAQ will have an additional basis for delisting the Depositary Shares. NASDAQ will provide written notice that the Depositary Shares are subject to delisting from the NASDAQ Capital Market. In that event, we may appeal such determination to the Panel.

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We intend to monitor the bid price of our Depositary Shares and will consider taking such actions as may be necessary and appropriate to achieve compliance with continued listing requirements prior to the expiration of all available grace periods.

June AGM and June GM

On June 14, 2023, we held the June AGM, and our shareholders passed the Shareholder Approval, approving among other procedural items, the allotment of, and disapplication of pre-emption rights in respect of, up to 7.0 billion Ordinary Shares. On June 14, 2023, we also held the June GM and our shareholders passed (x)(i) the Re-Designation, and (ii) the Subdivision, with a record date of June 14, 2023, at 6:00 p.m. BST, which became effective on June 15, 2023 and (y) adopt the Articles of Association, which make consequential amendments to the existing articles of association of the Company to reflect the Re-Designation and the Subdivision, together with certain other changes to reflect that the Ordinary Shares are no longer admitted to trading on AIM. As is standard for deferred shares, each B Deferred Share has very limited rights and is effectively valueless. The Company will not issue any share certificates in respect of B Deferred Shares. The B Deferred Shares have the rights and restrictions as set out in the Articles of Association and do not entitle the holder thereof to receive notice of or attend and vote at any general meeting of the Company or to receive a dividend or other distribution.

May 2023 Registered Direct Offering

On May 26, 2023, we completed the closing of a registered direct offering, or the May RDO, with certain institutional investors, or the May Investors, for the sale of 110,679,610 Ordinary Shares represented by 22,135,922 Depositary Shares at a price per Depositary Share of $0.15, for aggregate gross proceeds of $3.32 million.

Pursuant to the terms of that certain securities purchase agreement entered into in connection with the May 2023 Offering, as defined below, or Purchase Agreement, following Shareholder Approval on June 14, 2023, on June 20, 2023, we expect to issue to the May Investors (i) Series C warrants exercisable for an aggregate of 33,203,883 Depositary Shares representing 166,019,415 Ordinary Shares and (ii) Series D warrants exercisable for an aggregate of 22,135,922 Depositary Shares representing 110,679,610 Ordinary Shares, or the May 2023 Private Placement, and together with the May RDO, the May 2023 Offering. The warrants will be exercisable at an exercise price of $0.20 per Depositary Share, subject to adjustments for certain dilutive equity issuances. The warrants will become exercisable upon receipt of Shareholder Approval. The Series C warrants will expire one year from the initial exercise date and may be exercised on a cashless basis, subject to the satisfaction of payment of not less than the nominal value of the ordinary shares under the provisions of the United Kingdom Companies Act of 2006, or the Companies Act. The Series D warrants will expire five years from the initial exercise date. A holder of the warrants may not exercise the warrants if the holder, together with its affiliates, would beneficially own more than 4.99% or 9.99% (such amount to be determined at the option of the holder) of the number of ordinary shares outstanding immediately after giving effect to such exercise. The Purchase Agreement contains customary representations, warranties and covenants of the Company and each May Investor, and customary indemnification provisions for a transaction of this type.

Pursuant to the terms and conditions set forth in that certain Placement Agency Agreement, dated as of May 23, 2023 and entered into in connection with the May 2023 Offering, or the Placement Agent Agreement, by and between the Company and the Placement Agent, we agreed to pay to Ladenburg Thalmann & Co. Inc., or Ladenburg, as placement agent, a cash fee in an amount equal to 8.0% of the aggregate gross proceeds of the May 2023 Offering, and to issue to Ladenburg, warrants to purchase Depositary Shares equal to 4.0% of the total Depositary Shares (or Depositary Share equivalents) issued in the connection with the May 2023 Offering, or the Ladenburg May Warrants. Following Shareholder Approval on June 14, 2023, we expect to issue to Ladenburg the Ladenburg May Warrants exercisable for 885,436 Depositary Shares representing 4,427,180 Ordinary Shares. The Ladenburg May Warrants have substantially the same terms as the Series D Warrants, except that the exercise price of the Ladenburg May Warrants will be 125% of the offering price of the Depositary Shares issued in the May RDO and the term of the Ladenburg May Warrants will terminate on the three-year anniversary of the initial exercise date as defined in the Ladenburg May Warrants. We also agreed to pay Ladenburg a management fee equal to 1.0% of the gross proceeds raised in the May 2023 Offering and an expense allowance of up to $85,000 for legal fees and other out-of-pocket expenses.

Additionally, pursuant to the terms of the Purchase Agreement, we agreed to be subject to a lock-up period on subsequent equity sales which will last until 30 days following the date a Registration Statement on Form F-1 registering the shares underlying the warrants issued in the May 2023 Offering is declared effective by the SEC. We have also agreed to not issue any securities that are subject to a price reset based on the trading prices of our Ordinary Shares or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of one year following the closing date of the May 2023 Private Placement, subject to an exception.

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February 2023 Private Placement and March GM

On February 15, 2023, we completed the closing of a private placement, or the February Private Placement, with certain institutional investors, for the sale of up to an aggregate of 108,489,511 of our Ordinary Shares represented by 21,697,902 Depositary Shares, consisting of (i) 3,250,200 Ordinary Shares represented by 650,040 Depositary Shares, (ii) 12,931,027 Ordinary Shares represented by 2,586,205 Depositary Shares, issuable upon the exercise of Series A warrants issued in the February Private Placement, (iii) 19,396,545 Ordinary Shares represented by 3,879,309 Depositary Shares, issuable upon the exercise of Series B warrants issued in the February Private Placement, and (iv) up to 71,749,800 Ordinary Shares represented by 14,349,960 Depositary Shares, issuable upon the exercise of pre-funded warrants issued in the February Private Placement, subject to certain reset provisions set forth in the pre-funded warrants, at an initial purchase price of $2.32 per Depositary Share, for aggregate gross proceeds of approximately $6.0 million. The issuance of the Series A warrants, Series B warrants and any pre-funded warrants issuable upon a reset was subject to approval of our shareholders at a general meeting.

In addition, in connection with the February Private Placement, on February 9, 2023 we entered into a Waiver to the Securities Purchase Agreement, dated as of December 13, 2022, or the Waiver, by and between the Company and a certain institutional investor, or the December Investor, as amended on December 16, 2022, or the December SPA, providing for a permanent waiver of certain equity issuance prohibitions and participation rights under the December SPA. In connection therewith, we agreed to, subject to receipt of shareholder approval, issue to the December Investor Series A warrants exercisable for 625,000 Ordinary Shares represented by 125,000 Depositary Shares. In addition, the exercise price of the October Private Placement Warrants (as defined below) granted to the December Investor and the May 2023 Private Placement Warrants (as defined below) was reduced to $4.00.

Ladenburg, as placement agent for such offering, was issued placement agent warrants to purchase 536,938 Ordinary Shares represented by 107,387 Depositary Shares.

In connection with the February Private Placement, we held a general meeting of shareholders on March 24, 2023, or the March GM. At the March GM, our shareholders passed resolutions to: (i) approve the allotment of, and disapplication of pre-emption rights with respect to, the Ordinary Shares issued under the Series A warrants, the Series B warrants, certain of the pre-funded warrants, and the warrants issued to Ladenburg, the placement agent in the February Private Placement, or the Ladenburg February Warrants, (ii) change the name of the Company to “Biodexa Pharmaceuticals PLC,” (iii) cancel the admission of our Ordinary Shares from trading on AIM, (iv) allow the allotment of up to 100% of our fully diluted share capital for future share issuances through our annual general meeting in 2025, and (v) authorize a 1-for-20 reverse stock split of our Ordinary Shares. The reverse stock split of our Ordinary Shares was effective as of March 27, 2023.

Upon approval of the reverse stock split and in order to bring the price of the Depositary Shares into compliance with NASDAQ’s minimum requirement for 500,000 listed Depositary Shares, we changed the ratio of Depositary Shares from one Depositary Share representing 25 Ordinary Shares to a new ratio of one Depositary Share representing five Ordinary Shares. This had the effect of a one-for-four reverse split of the Depositary Shares.

Additionally, as noted above, our shareholders have approved the cancellation of admission of our Ordinary Shares on AIM. This cancellation became effective on April 26, 2023. The Depositary Shares trade exclusively on NASDAQ under the symbol “BDRX.” There is currently no market for our Ordinary Shares.

As of the date hereof, all Series B warrants and pre-funded warrants have been exercised.

Terminated Transaction with Bioasis Technologies Inc.

On December 13, 2022, we entered into an arrangement agreement, or Arrangement Agreement, with Bioasis Technologies Inc., or Bioasis, pursuant to which (i) we were to acquire all of the issued and outstanding common shares of Bioasis, or the Bioasis Shares, in exchange for our Ordinary Shares (to be issued in the form of Depositary Shares), and (ii) Bioasis would become our wholly owned subsidiary. The closing of the transaction was subject to a number of closing conditions, including the receipt of our shareholders’ approval.

In addition, in connection with entering into the Arrangement Agreement, Bioasis issued to us a promissory note, or the Note, in consideration for a loan from us, which loan was to be made in three tranches of $250,000 payable on each of December 19, 2022, January 3, 2023 and February 6, 2023, in each case, subject to written demand and to the terms and conditions of the Note. As of the date hereof, we have loaned Bioasis $500,000 under the Note.

On January 23, 2023, following the failure by our shareholders to approve the necessary resolutions to complete the transaction, Bioasis terminated the Arrangement Agreement and the transactions related thereto.

In connection with the termination of, and pursuant to the terms of, the Arrangement Agreement, Bioasis has demanded an expense reimbursement of $225,000. In addition, on February 27, 2023, Bioasis demanded the third payment of $250,000 under the Note. We have notified Bioasis that it is in default under the terms of the Note and have demanded repayment immediately of all amounts owed to us under the Note.

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Registered Direct Offering and Termination of Proposed Private Placement

On December 16, 2022, we completed the closing of a registered direct offering with the December Investor, for the sale of 492,466 Ordinary Shares represented by 98,493 Depositary Shares at a price per Depositary Share of $4.00, for aggregate gross proceeds of approximately $0.4 million.

On January 26, 2023, following the termination of the Arrangement Agreement by Bioasis, we terminated the December SPA, and the Registration Rights Agreement, by and between the Company and the December Investor, dated as of December 13, 2022, pursuant to which we would have sold such December Investor $9.6 million of our securities, subject to the closing of the transactions contemplated by the Arrangement Agreement.

MTX110 Developments

On June 1, 2022, we announced that upon submitting an application tothe U.S. Food and Drug Administration, or the FDA, our development program of MTX110 for the treatment of recurrent glioblastoma had been granted Fast Track designation by the agency. Fast Track is a process designed to facilitate the development and expedite the review of treatments for serious conditions and that potentially address unmet medical needs. Drugs that are granted this designation are given the opportunity for more frequent interactions with the FDA, as well as potential pathways for expedited approval.

On January 12, 2023, we announced that, following completion of one-month treatment with MTX110 in our first patient, our Phase I study of MTX110 in recurrent glioblastoma would continue with a planned dose escalation following positive recommendation from the study’s Data Safety Monitoring Board, or DSMB. The Phase I study is an open-label, dose escalation study designed to assess the feasibility and safety of intermittent infusions of MTX110 administered by convection enhanced delivery (CED) via implanted refillable pump and catheter. The study aims to recruit two cohorts, each with a minimum of four patients; the first cohort will receive MTX110 only and the second cohort will receive MTX110 in combination with lomustine.

The first patient in the study was dosed at 60uM of MTX110 via direct-to-tumour delivery and has received four 48-hour infusions over a period of four weeks. No treatment-associated adverse events were noted in the patient during this period. Following successful completion of the first month of treatment, the DSMB reviewed the available data and recommended dose escalation in the study to 90uM. This dose is expected to be the optimal one of MTX110 and is the one currently being used in the ongoing Phase I study of patients with diffuse intrinsic pontine glioma, or DIPG, at Columbia University.

Our Pipeline and Platform Technologies

We are actively pursuing the development of MTX110 in three Phase I studies. Our other product candidates, MTD201, Q-octreotide and MTD211, Q-brexpiprazole are not being actively developed but are available for licensing. MTX223 is a research and development collaboration with Janssen. Our development pipeline includes six projects as follows:

Corporate Information

Our principal executive offices are located at 1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom. The telephone number at our principal executive office is +44 29 20480 180. Our service agent in the United States is located at Puglisi and Associates, 850 Library Avenue Newark, Delaware 19711. Our Depositary Shares, each representing five Ordinary Shares, are listed on the NASDAQ under the symbol “BDRX.” Our website is located at http://biodexapharma.com. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus.

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Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our 2022 Annual Report, as filed with the SEC on April 28, 2023, as amended on May 5, 2023, and our Reports on Form 6-K as filed with the SEC, as described in the section titled “Incorporation of Certain Information by Reference.”

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The Offering

Depositary Shares offered by the Selling Shareholders

Up to an aggregate of 494,410 Ordinary Shares of the Company represented by 98,882 Depositary Shares, consisting of 150,000 Ordinary Shares represented by 30,000 Depositary Shares, issuable upon the exercise of warrants issued in the October Private Placement, (2) 7,495 Ordinary Shares represented by 1,499 Depositary Shares issuable upon the exercise of placement agent warrants issued in connection with the October Private Placement, (3) 329,535 Ordinary Shares represented by 65,907 Depositary Shares, issuable upon the exercise of warrants issued in the May 2020 Private Placement, and (4) 7,380 Ordinary Shares represented by 1,476 Depositary Shares issuable upon the exercise of placement agent warrants issued in connection with the October Private Placement. The selling shareholders are identified in the table commencing on page 17.

Ordinary Shares outstanding at June 12, 2023	213,859,022 Ordinary Shares (including those represented by Depositary Shares)

Depositary Shares

Each Depositary Share represents five Ordinary Shares.

The depositary (through its custodian) will hold the Ordinary Shares underlying your Depositary Shares. You will have rights as provided in the deposit agreement among us, Bank of New York Mellon, as depositary, and all owners and holders from time to time of Depositary Shares issued thereunder. You may, among other things, cancel your Depositary Shares and withdraw the underlying Ordinary Shares against a fee paid to the depositary (which may be reimbursable by the Company). In certain limited instances described in the deposit agreement, we may amend or terminate the deposit agreement without your consent. If you continue to hold your Depositary Shares, you agree to be bound by the terms of the deposit agreement then in effect.

To better understand the terms of the Depositary Shares and the deposit agreement, including applicable fees and charges, you should carefully read “Description of American Depositary Shares” in this prospectus. You should also read the deposit agreement, which is an exhibit to the registration statement that includes this prospectus.

Depositary	Bank of New York Mellon

Use of proceeds	We will not receive any proceeds from the sale of the Ordinary Shares represented by Depositary Shares by the selling shareholders. All net proceeds from the sale of the Ordinary Shares represented by Depositary Shares covered by this prospectus will go to the selling shareholders. However, we will receive the proceeds from any exercise of warrants. See the section of this prospectus titled “Use of Proceeds.”

Risk factors

Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section starting on page 11 of this prospectus, as well as those risk factors that are incorporated by reference in this prospectus, for a discussion of factors to consider before deciding to invest in our securities.

Trading symbol on NASDAQ for Depositary Shares	“BDRX”

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RISK FACTORS

Our business has significant risks. You should consider carefully the risks set forth below and other information in this prospectus, including the information contained under the heading “Risk Factors” in our 2022 Annual Report and incorporated herein by reference, before you decide to purchase our securities. These risks and uncertainties are not the only risks and uncertainties we may face. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial could also negatively affect our business, financial condition, results of operations, prospects, profits and share prices. If any of the risks described below actually occur, our business, financial condition, results of operations, prospects, profits and share prices could be materially adversely affected. See also the information contained under the heading “Cautionary Statement Regarding Forward-Looking Statements” herein.

Risks Related to this Offering

The sale of a substantial amount of our Ordinary Shares (represented by Depositary Shares), including resale of the Ordinary Shares (represented by Depositary Shares) issuable upon the exercise of the warrants held by the selling shareholders in the public market could adversely affect the prevailing market price of our Ordinary Shares and/or Depositary Shares.

We are registering for resale 494,410 Ordinary Shares represented by 98,882 Depositary Shares issuable upon the exercise of warrants held by the selling shareholders. Sales of substantial amounts of our Ordinary Shares and/or Depositary Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Ordinary Shares and/or Depositary Shares. We cannot predict if and when selling shareholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional Ordinary Shares (including Ordinary Shares represented by Depositary Shares). Any such issuance could result in substantial dilution to our existing shareholders and could cause our share price to decline.

Risks Related to our Securities

If we cannot meet NASDAQ’s continued listing requirements, NASDAQ may delist our Depositary Shares, which could have an adverse impact on the liquidity and market price of our Depositary Shares.

Our Depositary Shares are currently listed on the NASDAQ Capital Market. We are required to meet certain qualitative and financial tests to maintain the listing of our Depositary Shares on NASDAQ. On June 14, 2023, we received a Letter from the Listing Qualifications Department of NASDAQ notifying us of the Staff’s determination to delist our Depositary Shares from the NASDAQ Capital Market because the Depositary Shares have had a closing bid price below $0.10 for ten consecutive trading days, which triggers a notice of delisting pursuant to NASDAQ Listing Rule 5810(c)(3)(A)(iii).

Pursuant to the Letter, unless we request an appeal of the Letter, trading of our Depositary Shares will be suspended at the opening of business on June 23, 2023, and a Form 25-NSE will be filed with the SEC, which will remove the Depositary Shares from listing and registration on NASDAQ.

While we plan to appeal the Staff’s determination to a Panel, which will stay the suspension of our Depositary Shares and the filing of the Form 25-NSE pending the Panel’s decision, there can be no guarantee that the Panel will grant our appeal.

In addition, on January 31, 2023, we received a letter from NASDAQ stating that, for the previous 30 consecutive business days, the bid price for our Depositary Shares had closed below the minimum $1.00 bid price per share requirement for continued listing on The NASDAQ Capital Market under NASDAQ Listing Rule 5550(a)(2).

In accordance with NASDAQ Listing Rules, we have a grace period of 180 calendar days, or until July 31, 2023, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Depositary Shares must meet or exceed $1.00 per share for at least 10 consecutive business days during the Compliance Period. If the Depositary Shares do not regain compliance with the Minimum Bid Price Requirement during the Compliance Period, we may be eligible for an additional grace period of 180 calendar days provided that we satisfy NASDAQ's initial listing standards for listing on the NASDAQ Capital Market, other than the minimum bid price requirement, and provide written notice to NASDAQ of its intention to cure the delinquency during the second grace period. If we do not regain compliance during the initial grace period and are not eligible for an additional grace period, NASDAQ will have an additional basis for delisting the Depositary Shares. NASDAQ will provide written notice that the Depositary Shares are subject to delisting from the NASDAQ Capital Market. In that event, we may appeal such determination to the Panel.

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We cannot assure you that we will regain compliance with the Minimum Bid Price Requirement or the $0.10 Rule or that any appeal to the Panel will be successful. If our Depositary Shares are delisted from NASDAQ, we could face significant material adverse consequences, including:

•	A limited availability of market quotations for our Depositary Shares;
•	reduced liquidity for our Depositary Shares;
•	a determination that our Depositary Shares are “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules and possibly a reduced level of trading activity in the secondary market for our Depositary Shares;
•	a limited amount of news and analyst coverage; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the Ordinary Shares represented by Depositary Shares by the selling shareholders. All net proceeds from the sale of the Ordinary Shares represented by Depositary Shares and the warrants covered by this prospectus will go to the selling shareholders. We expect that the selling shareholders will sell their Ordinary Shares represented by Depositary Shares as described under “Plan of Distribution.”

We may receive proceeds from the exercise of the warrants and issuance of the Depositary Shares underlying the warrants. If all of the warrants mentioned above were exercised in full, the proceeds would be approximately $0.3 million. We currently intend to use the net proceeds of such warrant exercise, if any, to fund the clinical development program of MTX110, for working capital and general corporate purpose. Pending such uses, we intend to invest the net proceeds in short-term, interest-bearing investments.

We can make no assurances that any of the warrants will be exercised, or if exercised, the quantity which will be exercised or in the period in which they will be exercised.

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DIVIDEND POLICY

Since inception, we have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends on our Ordinary Shares or the Depositary Shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. As a result, investors in the Ordinary Shares and Depositary Shares will benefit in the foreseeable future only if the Ordinary Shares and Depositary Shares appreciate in value.

Any determination to pay dividends in the future would be at the discretion of our Board of Directors and will depend upon our results of operations, cash requirements, financial condition, contractual restrictions, and any future debt agreements and is subject to compliance with applicable laws, including the Companies Act, which requires English companies to have profits available for distribution equal to or greater than the amount of the proposed dividend.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2022:

•	on an actual basis; and

•	on a pro forma as adjusted basis, reflecting the adoption of the Articles of Association on June 14, 2023 reflecting the change in nominal value of our Ordinary Shares, to give effect to (i) the May 2023 Offering, (ii) the February Private Placement and (ii) the issuance of the Ladenburg February Warrants and Ladenburg May Warrants, in each case after deducting the placement agent fees and estimated offering expenses payable by us.

The adjusted amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with our “Management Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

(£ in thousands)	As of December 31, 2022
	Actual	Pro Forma As-Adjusted (unaudited)(1)(2)

Cash and cash equivalents	2,836	8,973
Borrowings, non-current	463	463
Total equity	3,162	4,886
Total capitalization	3,625	5,349

_________

(1)	The proceeds from the February Private Placement have been translated into British pounds sterling at a rate of £1.00 to $1.2078.
(2)	The fair value of the warrants issued in the February Private Placement has been calculated, as of February 15, 2023, and recorded as a current liability of £4,615,220 and a debit to share premium of £4,615,220.

The table above does not include, as of December 31, 2022:

•	121,340 Ordinary Shares issuable upon the exercise of stock options outstanding under our equity incentive plans at a weighted-average exercise price of £5.05 per share;

•	138 Ordinary Shares issuable upon exercise of stock options assumed in connection with the acquisition of DARA Biosciences, Inc., or DARA, in 2015 at a weighted average exercise price of $1,903.40;

•	warrants exercisable for 861,075 Ordinary Shares at a weighted average exercise price of £4.61 per share; and

•	warrants issuable in connection with the February Private Placement and May 2023 Private Placements, including warrants issued pursuant to the waiver and issued to the placement agent.

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REGISTERED OFFERINGS AND PRIVATE PLACEMENTS OF SECURITIES

October 2019 Offering

On October 25, 2019, we completed the closing of a registered direct offering with an institutional investor, or the October Investor, for the sale of 150,000 Ordinary Shares represented by 30,000 Depositary Shares at a price per Depositary Share of $100.00, for aggregate gross proceeds of $3.0 million.

In the concurrent October Private Placement, we sold warrants to the October Investor, or the October Private Placement Warrants, to purchase a total of 150,000 Ordinary Shares represented by 30,000 Depositary Shares at an exercise price of $125.00 per Depositary Share. The October Private Placement Warrants became exercisable on December 23, 2019. The October Private Placement Warrants will expire five and one-half years from such initial exercise date. The closing of the October Private Placement occurred on October 25, 2019.

H.C. Wainwright & Co., LLC, or Wainwright, served as the sole placement agent for the October Private Placement. In connection with the registered direct offering, we also issued to certain designees of Wainwright warrants, or Wainwright October Warrants, for the purchase of a total of 7,500 Ordinary Shares represented by 1,500 Depositary Shares at an exercise price per share of $125.00 pursuant to the terms of our engagement letter agreement with Wainwright. The Wainwright October Warrants became exercisable on December 23, 2019 and expire on October 22, 2024. The shares underlying the October Private Placement Warrants and the Wainwright October Warrants are being registered for resale hereunder.

Each of the October Private Placement Warrants and Wainwright October Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of shares of our Ordinary Shares in excess of the beneficial ownership limitation. The beneficial ownership limitation may be increased or decreased, provided that in no event shall it exceed 9.99%, upon notice to us, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following the receipt of such notice by us.

In connection with the February Private Placement, the October Investor’s October Private Placement Warrants were repriced to $4.00 per Depositary Share.

May 2020 Offering

On May 20, 2020, we completed the closing of a registered direct offering with certain institutional investors (including the October Investor) for the sale of 454,545 Ordinary Shares represented by 90,909 Depositary Shares at a price per Depositary Share of $33.00, for aggregate gross proceeds of $3.0 million.

In the concurrent May 2020 Private Placement, we sold warrants to the same institutional investors (including the October Investor), or the May 2020 Private Placement Warrants, to purchase a total of 454,545 Ordinary Shares represented by 90,909 Depositary Shares at an exercise price of $41.00 per Depositary Share. The May 2020 Private Placement Warrants became exercisable upon the closing of the offering. The May 2020 Private Placement Warrants will expire five and one-half years from the closing of the offering. The closing of the May 2020 Private Placement occurred on May 20, 2020.

Wainwright served as the sole placement agent for the May 2020 Private Placement. In connection with the registered direct offering, we also issued warrants to certain designees of Wainwright, or Wainwright May 2020 Warrants, for the purchase of a total of 22,727 Ordinary Shares represented by 4,545 Depositary Shares at an exercise price per share of $41.25 pursuant to the terms of our engagement letter agreement with Wainwright. The Wainwright May 2020 Warrants become exercisable upon the closing of the offering and expire on May 18, 2025. The shares underlying the May 2020 Private Placement Warrants and the Wainwright May 2020 Warrants are being registered for resale hereunder.

Each of the May 2020 Private Placement Warrants and Wainwright May 2020 Warrants are subject to a beneficial ownership limitation of 4.99% or 9.99%, as applicable, which does not permit the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of shares of our Ordinary Shares in excess of the beneficial ownership limitation. The beneficial ownership limitation may be increased or decreased, provided that in no event shall it exceed 9.99%, upon notice to us, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following the receipt of such notice by us.

In connection with the February Private Placement, the October Investor’s May Private Placement Warrants were repriced to $4.00 per Depositary Share.

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SELLING SHAREHOLDERS

This prospectus covers the possible resale from time to time by the selling shareholders identified in the table below of 494,410 Ordinary Shares represented by 98,882 Depositary Shares issuable upon the exercise of the October Private Placement Warrants, May 2020 Private Placement Warrants, Wainwright October Warrants and Wainwright May 2020 Warrants (referred to in this prospectus collectively and individually as the “warrants”). The selling shareholders may sell some, all or none of their Ordinary Shares represented by Depositary Shares. We do not know how long the selling shareholders will hold the warrants, whether any will exercise the warrants, and upon such exercise, how long such selling shareholders will hold the Ordinary Shares represented by Depositary Shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale of any of the shares.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the Ordinary Shares represented by Depositary Shares by each of the selling shareholders. The second column lists the number of Ordinary Shares represented by Depositary Shares beneficially owned by each selling shareholder, based on its ownership of Depositary Shares and warrants to purchase Depositary Shares, as of June 12, 2023, assuming exercise of the October Private Placement Warrants, May 2020 Private Placement Warrants, Wainwright October Warrants and Wainwright May 2020 Warrants, as applicable, held by the selling shareholders on that date, without regard to any limitations on conversions or exercises. The third column lists the maximum number of Ordinary Shares represented by Depositary Shares being offered in this prospectus by the selling shareholders. The fourth and fifth columns list the amount of Ordinary Shares represented by Depositary Shares owned after the offering, by number of Ordinary Shares represented by Depositary Shares and percentage of outstanding Ordinary Shares, assuming in both cases the sale of all of the Ordinary Shares represented by Depositary Shares offered by the selling shareholders pursuant to this prospectus, and without regard to any limitations on conversions or exercises.

Under the terms of the warrants, a selling shareholder may not exercise the warrants to the extent such exercise would cause such selling shareholder, together with its affiliates, to beneficially own a number of Ordinary Shares which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Ordinary Shares following such exercise, excluding for purposes of such determination Ordinary Shares not yet issuable upon exercise of the October Private Placement Warrants, May 2020 Private Placement Warrants, Wainwright October Warrants and Wainwright May 2020 Warrants which have not been exercised. The beneficial ownership limitation may be increased or decreased, provided that in no event shall it exceed 9.99%, upon notice to us, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following the receipt of such notice by us. The number of shares in the table below does not reflect this limitation. See “Plan of Distribution.” The selling shareholders may sell all, some or none of their Ordinary Shares in this offering. See "Plan of Distribution."

Selling Shareholder(1)	Number of Ordinary Shares Owned Prior to Offering*	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus*	Number of Ordinary Shares Owned After the Offering*(2)	Percentage of Ordinary Shares Owned After the Offering**
Armistice Capital Master Fund Ltd. (3)	34,416,100	312,750	34,103,350	14.3%*
L1 Capital Global Opportunities Master Fund Ltd. (4)	24,208,005	38,255	24,169,750	10.2%*
Intracoastal Capital, LLC (5)	34,595	34,595	--	--
Lind Global Macro Fund, LP (6)	48,485	48,485	--	--
Iroquois Master Fund, Ltd. (7)	8,493,490	34,090	8,459,400	3.8%*
Michael Vaskinkevich (8)	4,835	4,835	--	--
Iroquois Capital Investment Group, LLC (9)	15,721,685	11,360	15,710,325	6.8%*
Noam Rubinstein (10)	9,515	9,515	--	--
Charles Worthman (11)	300	300	--	--
Mark Viklund (12)	225	225	--	--

__________________

*	Subject to beneficial ownership blocker. See notes below.
**	Based upon 213,859,022 Ordinary Shares issued and outstanding as of June 12, 2023.

(1)	All information as of June 12, 2023.
(2)	Assumes that all Ordinary Shares being registered under the registration statement of which this prospectus forms a part are sold in this offering, and that none of the selling stockholders acquire additional Ordinary Shares after the date of this prospectus and prior to completion of this offering.

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(3)	Based upon information previously provided to us by the selling shareholder, the selling shareholder holds (i) 9,308,600 Ordinary Shares (in the form of Depositary Shares), (ii) warrants issued by us in the May 2020 Private Placement and the October Private Placement, which entitle the holder to purchase an aggregate of 312,750 Ordinary Shares (in the form of Depositary Shares) and which we are registering hereby, (iii) warrants issued by us pursuant to the Waiver, or the Waiver Warrants, which entitle the holder to purchase an aggregate of 625,000 Ordinary Shares (in the form of Depositary Shares) and which were previously registered, (iv) 2,900,370 Series C warrants entitling the holder to purchase an aggregate of 14,501,850 Ordinary Shares (in the form of Depositary Shares), and (v) 1,933,580 Series D warrants entitling the holder to purchase an aggregate of 9,667,900 Ordinary Shares (in the form of Depositary Shares). The May 2020 Private Placement Warrants and the October Private Placement Warrants are subject to a beneficial ownership limitation of 4.99%, and the Waiver Warrants, the Series C warrants and Series D warrants are subject to a beneficial ownership limitation of 9.99%, in each case not permitting the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of our Ordinary Shares in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the beneficial ownership limitation, if applicable. Armistice Capital, LLC, the investment manager of Armistice Capital Master Fund Ltd., or Armistice, and Steven Boyd, the managing member of Armistice Capital, LLC, hold shared voting and dispositive power over the shares held by Armistice. Each of Armistice Capital, LLC and Steven Boyd disclaims beneficial ownership of the securities listed except to the extent of their pecuniary interest therein. The principal business address of Armistice is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, New York, 10022.
(4)	Based upon information previously provided to us by the selling shareholder, the selling shareholder holds (i) warrants issued by us in the May 2020 Private Placement, which entitle the holder to purchase an aggregate of 38,255 Ordinary Shares (in the form of Depositary Shares), and which we are registering hereby, (ii) 2,900,370 Series C warrants entitling the holder to purchase an aggregate of 14,501,850 Ordinary Shares (in the form of Depositary Shares), and (iii) 1,933,580 Series D warrants entitling the holder to purchase an aggregate of 9,667,900 Ordinary Shares (in the form of Depositary Shares). The warrants are subject to a beneficial ownership limitation of 9.99%, which does not permit the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of Ordinary Shares in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the beneficial ownership limitation, if applicable. David Feldman and Joel Arber are both the directors the selling shareholder, and as such they each individually have sole dispositive and voting power. To the extent Mr. Feldman and Mr. Arber are deemed to beneficially own such shares, Mr. Feldman and Mr. Arber disclaim beneficial ownership of these securities for all other purposes. The principal business address of the selling shareholder is 161A Shedden Road, 1 Artillery Court, P.O. Box 10085, Grand Cayman, Cayman Islands KY1-1001, Cayman Islands.
(5)	Based upon information provided to us by the selling shareholder, the selling shareholder holds warrants issued by us in the May 2020 Private Placement which entitle the holder to purchase an aggregate of 34,595 Ordinary Shares (in the form of Depositary Shares), and which we are registering hereby. The warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of Ordinary Shares in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the beneficial ownership limitation, if applicable. Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of the selling shareholder, have shared voting control and investment discretion over the securities reported herein that are held by the selling shareholder. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership of the securities reported herein that are held by the selling shareholder. The principal business address of the selling shareholder is 245 Palm Trail, Delray Beach, Florida 33483.
(6)	Based upon information provided to us by the selling shareholder, the selling shareholder holds warrants issued by us in the May 2020 Private Placement, which entitle the holder to purchase an aggregate of 48,485 Ordinary Shares (in the form of Depositary Shares), and which we are registering hereby. The warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of Ordinary Shares in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the beneficial ownership limitation, if applicable. Lind Global Partners LLC, the general partner of the selling shareholder, and Jeff Easton, the managing member of Lind Global Partners LLC, may each be deemed to have sole voting and dispositive power with respect to the shares held by the selling shareholder. The principal business address of the selling shareholder is 444 Madison Avenue, Floor 41, New York, New York 10022.
(7)	Based upon information provided to us by the selling shareholder, the selling shareholder holds (i) warrants issued by us in the May 2020 Private Placement which entitle the holder to purchase an aggregate of 34,090 Ordinary Shares (in the form of Depositary Shares), which we are registering hereby, (ii) 1,015,128 Series C warrants entitling the holder to purchase an aggregate of 5,075,640 Ordinary Shares (in the form of Depositary Shares), and (iii) 676,752 Series D warrants entitling the holder to purchase an aggregate of 3,383,760 Ordinary Shares (in the form of Depositary Shares). The May 2020 Private Placement Warrants are subject to a beneficial ownership limitation of 4.99%, and the Series C warrants and Series D warrants are subject to a beneficial ownership limitation of 9.99%, in each case not permitting the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of Ordinary Shares in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the beneficial ownership limitation, if applicable. Iroquois Capital Management L.L.C. is the investment manager of Iroquois Master Fund, Ltd. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by Iroquois Master Fund. As Managing Members of Iroquois Capital Management, LLC, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to Iroquois Master Fund Ltd. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Iroquois Capital Management and Iroquois Master Fund. The principal business address of the selling shareholder is 125 Park Avenue, 25th Floor, New York, New York 10017.

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(8)	Based upon information provided to us by the selling shareholder, the selling shareholder holds warrants issued by us in the October Private Placement which entitle the holder to purchase an aggregate of 4,835 Ordinary Shares (in the form of Depositary Shares), and which we are registering hereby. The selling shareholder is an affiliate of H.C. Wainwright & Co. LLC, a broker-dealer, which also previously served as our exclusive placement agent for registered direct offering of our securities in October 2019 and May 2020, as well the concurrent October Private Placement and May 2020 Private Placement, respectively. The principal business address of the selling shareholder is 430 Park Avenue, Level 3, New York, NY 10022.
(9)	Based upon information provided to us by the selling shareholder, the selling shareholder holds (i) warrants issued by us in the May 2020 Private Placement which entitle the holder to purchase an aggregate of 11,360 Ordinary Shares (in the form of Depositary Shares), and which we are registering hereby, (ii) 1,885,239 Series C warrants entitling the holder to purchase an aggregate of 9,426,195 Ordinary Shares (in the form of Depositary Shares), and (iii) 1,256,826 Series D warrants entitling the holder to purchase an aggregate of 6,284,130 Ordinary Shares (in the form of Depositary Shares). The May 2020 Private Placement Warrants are subject to a beneficial ownership limitation of 4.99%, and the Series C warrants and Series D warrants are subject to a beneficial ownership limitation of 9.99%, in each case not permitting the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of Ordinary Shares in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the beneficial ownership limitation, if applicable. Richard Abbe is the managing member of Iroquois Capital Investment Group LLC. Mr. Abbe has voting control and investment discretion over securities held by Iroquois Capital Investment Group LLC. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Iroquois Capital Investment Group LLC. The principal business address of the selling shareholder is 125 Park Avenue, 25th Floor, New York, New York 10017.
(10)	Based upon information provided to us by the selling shareholder, the selling shareholder holds warrants issued by us in the October Private Placement and May 2020 Private Placement which entitle the holder to purchase an aggregate of 9,515 Ordinary Shares (in the form of Depositary Shares), which we are registering hereby. The selling shareholder is an affiliate of H.C. Wainwright & Co. LLC, a broker-dealer, which also previously served as our exclusive placement agent for registered direct offering of our securities in October 2019 and May 2020, as well the concurrent October Private Placement and May 2020 Private Placement, respectively. The principal business address of the selling shareholder is 430 Park Avenue, Level 3, New York, NY 10022.
(11)	Based upon information provided to us by the selling shareholder, the selling shareholder holds warrants issued by us in the October Private Placement and May 2020 Private Placement which entitle the holder to purchase an aggregate of 300 Ordinary Shares (in the form of Depositary Shares), which we are registering hereby. The selling shareholder is an affiliate of H.C. Wainwright & Co. LLC, a broker-dealer, which also previously served as our exclusive placement agent for registered direct offering of our securities in October 2019 and May 2020, as well the concurrent October Private Placement and May 2020 Private Placement, respectively. The principal business address of the selling shareholder is 430 Park Avenue, Level 3, New York, NY 10022.
(12)	Based upon information provided to us by the selling shareholder, the selling shareholder holds warrants issued by us in the October Private Placement and May 2020 Private Placement which entitle the holder to purchase an aggregate of 225 Ordinary Shares (in the form of Depositary Shares), which we are registering hereby. The selling shareholder is an affiliate of H.C. Wainwright & Co. LLC, a broker-dealer, which also previously served as our exclusive placement agent for registered direct offering of our securities in October 2019 and May 2020, as well the concurrent October Private Placement and May 2020 Private Placement, respectively. The principal business address of the selling shareholder is 430 Park Avenue, Level 3, New York, NY 10022.

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DESCRIPTION OF OFFERED SECURITIES AND OUR SHARE CAPITAL

The following describes our issued share capital, summarizes the material provisions of our Articles of Association and highlights certain differences in corporate law in the United Kingdom and the United States. This description of our share capital and summary of our Articles of Association is not complete, and is qualified by reference to our Articles of Association. You should read our Articles of Association, which are filed as an exhibit to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

General

We are a public limited company organized under the laws of England and Wales under registered number 09216368. Our registered office is 1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom. The principal legislation under which we operate and our shares are issued is the Companies Act.

Issued Share Capital

Our issued share capital as of June 15, 2023, when the Re-Designation and Subdivision became effective following the June GM and the record date of June 14, 2023 at 6:00 p.m. BST, is 213,859,022 Ordinary Shares. Each Ordinary Share has a nominal value £0.001 per share. Each issued Ordinary Share is fully paid. We currently have 1,000,001 A Deferred Shares, 3,939,821,418 B Deferred Shares and no preference shares in our issued share capital.

There is no limit to the number of Ordinary Shares or preference shares that we are authorized to issue, as the concept of authorized capital is no longer applicable under the provisions of the Companies Act. There are no conversion rights, redemption provisions or sinking fund provisions relating to any ordinary shares.

We are not permitted under English law to hold our own Ordinary Shares unless they are repurchased by us and held in treasury. We do not currently hold any of our own ordinary shares.

History of Share Capital

On May 20, 2020, we issued 454,545 Ordinary Shares represented by 90,909 Depositary Shares in a registered direct offering with certain institutional investors for aggregate gross proceeds of $3.0 million. In addition, in a concurrent private placement, we issued warrants to purchase a total of 454,545 Ordinary Shares represented by 90,909 Depositary Shares at an exercise price of $41.00 per Depositary Share and warrants to purchase a total of 22,727 Ordinary Shares represented by 4,545 Depositary Shares to affiliates of Wainwright, in the private placement at an exercise price of $41.25 per Depositary Share.

On May 22, 2020, we issued 333,333 units to certain investors in a placing in the United Kingdom for aggregate gross proceeds of £1.8 million. Each unit comprised one new Ordinary Share and one warrant to purchase Ordinary Share, or a UK Warrant, with an exercise price of £6.80 per share. We also issued UK Warrants to purchase a total of 16,666 Ordinary Shares to Turner Pope, the placing agent, in connection with the closing of such offering, on the same terms and conditions as the other investors in the offering.

On July 27, 2020, we issued 1,064,814 Ordinary Shares, including 138,888 Ordinary Shares issued pursuant to a broker option at £5.40 per share, to certain non-U.S. investors in a placing in the United Kingdom for aggregate gross proceeds of £5.75 million.

On August 19, 2020, we issued to certain Wainwright affiliates 125,000 Ordinary Shares represented by 25,000 Depositary Shares upon the exercise of warrants issued in May 2020 at an exercise price of $41.25 per share.

On September 30, 2020, we issued 1,250 Ordinary Shares to be purchased under a plan setup in 2017 with our employees and directors to acquire Ordinary Shares via a salary sacrifice arrangement, or the Share Incentive Plan, at £0.02 per share, to the trust of the Share Incentive Plan.

On February 19, 2021, we issued to certain Wainwright affiliates 15,340 Ordinary Shares represented by 3,068 Depositary Shares upon the exercise of warrants issued in May 2020 at an exercise price of $41.25 per share.

On July 6, 2021, we issued 1,754,386 Ordinary Shares at £5.70 per share to certain non-U.S. investors in a placing in the United Kingdom for aggregate gross proceeds of £10.0 million.

On March 22, 2022, we issued one Ordinary Share upon the exercise of one warrant issued in February 2019 to a certain institutional investor at an exercise price of £200 per share.

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On May 3, 2022, we issued 1,250 Ordinary Shares to be purchased under the Share Incentive Plan at £0.02 per share, to the trust of the Share Incentive Plan.

On August 3, 2022, we issued warrants to purchase 16,666 Ordinary Shares to a certain institutional investor at an exercise price of £2.70 per share.

On September 26, 2022, we effected a ratio change to our Depositary Shares, pursuant to which the ratio of Ordinary Shares to Depositary Shares was changed such that one Depositary Share represented 25 Ordinary Shares. Our Ordinary Shares were not affected by this change.

On December 16, 2022, we sold to an institutional investor 492,466 Ordinary Shares represented by 98,493 Depositary Shares in a registered direct offering at $4.00 per Depositary Share, resulting in gross proceeds of approximately $0.4 million.

On February 15, 2023, we completed the closing of the February Private Placement pursuant to which we sold to certain institutional investors (1) 3,250,200 Ordinary Shares represented by 650,040 Depositary Shares at $2.32 per Depositary Share, (2) 12,931,027 Ordinary Shares represented by 2,586,205 Depositary Shares, issuable upon the exercise of Series A warrants issued in the February Private Placement at an exercise price of $2.68 per warrant, (3) 19,396,545 Ordinary Shares represented by 3,879,309 Depositary Shares, issuable upon the exercise of Series B warrants issued in the February Private Placement at an exercise price of $2.68 per warrant, and (4) up to 71,749,800 Ordinary Shares represented by 14,349,960 Depositary Shares, issuable upon the exercise of pre-funded warrants issued in the February Private Placement at an exercise price of $0.0004 per warrant, for aggregate gross proceeds of approximately $6.0 million. We also issued unregistered placement agent warrants to purchase a total of 536,935 Ordinary Shares represented by 107,387 Depositary Shares to Ladenburg at an exercise price of $5.00 per warrant for 3,939 warrants and an exercise price of $2.90 per warrant for 103,448 warrants, and Series A warrants to purchase 625,000 Ordinary Shares represented by 125,000 Depositary Shares at an exercise price of $2.68 per warrant to an investor pursuant to a waiver agreement.

On March 27, 2023, following shareholder approval, we effected a one-for-20 reverse split of our Ordinary Shares, and our Ordinary Shares began trading on AIM on a split-adjusted basis as of such date. No fractional shares were issued in connection with the reverse stock split. As a result of the reverse stock split, the number of issued and outstanding Ordinary Shares was reduced to 8,667,337 shares as of March 27, 2023.

Concurrently with the reverse split, and in an effort to bring the Depositary Shares price into compliance with NASDAQ’s minimum requirement for 500,000 listed Depositary Shares, on March 27, 2023, we effected a ratio change in the number of our Ordinary Shares represented by the Depositary Shares from 25 Ordinary Shares per Depositary Share to five Ordinary Shares per Depositary Share.

Between March 27, 2023, and the date hereof, we have issued 88,012,075 Ordinary Shares upon the exercise of 17,602,415 pre-funded warrants, Series A warrants and Series B warrants issued in the February Private Placement.

On May 26, 2023, we completed the closing of a registered direct offering with institutional investors of (1) 166,019,415 Ordinary Shares represented by 33,203,883 Depositary Shares, issuable upon the exercise of the Series C warrants at an exercise price of $0.20 per warrant, (2) 110,679,610 Ordinary Shares represented by 22,135,922 Depositary Shares issuable upon the exercise of the Series D warrants at an exercise price of $0.20 per warrant and, (3) 4,427,180 Ordinary Shares represented by 885,436 Depositary Shares issuable upon the exercise of the Ladenburg May Warrants at an exercise price of $0.1875 per warrant.

In June 2023, issued the Series C warrants, Series D Warrants and Placement Agent Warrants to the investors and the Placement Agent after receiving required shareholder approval of the allotment of, and disapplication of pre-emption rights with respect to the Ordinary Shares to be issued under the Series C warrants, Series D warrants and the Ladenburg May Warrants at our GM held on June 14, 2023.

Options

We have established the 2014 Enterprise Management Incentive Scheme, or the EMI Scheme, pursuant to which we have issued options to purchase Ordinary Shares to employees and directors. As of June 9, 2023, there were options to purchase 103,815 Ordinary Shares under the EMI Scheme. In addition, as of June 9, 2023, there were options to purchase 17,525 Ordinary Shares under non-approved schemes. The options lapse after ten years from the date of the grant.

As of June 9, 2023, the weighted average remaining life of the option under the EMI Scheme and non-approved options schemes was 7.9 years.

In connection with our acquisition of DARA in December 2015, we assumed all of DARA’s outstanding options, or DARA Options. As of June 9, 2023, there were outstanding DARA Options to purchase 138 Ordinary Shares with a weighted average remaining life of 2.0 years. All Ordinary Shares delivered to holders of DARA Options will be delivered in the appropriate amount of Depositary Shares.

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Warrants

October 2019 and May 2020 Warrants

The following is a brief summary of the October Private Placement Warrants, Wainwright October Warrants, May 2020 Private Placement Warrants and Wainwright May Warrants issued in connection with the October Private Placement and May 2020 Private Placement, as applicable, and is subject in all respects to the provisions contained in the applicable warrants, which, with respect to the October Private Placement Warrants and Wainwright October Warrants, are filed as exhibits to our Report on Form 6-K dated October 24, 2019, and for the May 2020 Private Placement Warrants and Wainwright May Warrants, are filed as exhibits to our Report on Form 6-K dated May 20, 2020. Unless otherwise stated, references to warrants in this subsection include the October Private Placement Warrants, May 2020 Private Placement Warrants, Wainwright October Warrants and Wainwright May Warrants.

Exercisability. The October Private Placement Warrants and Wainwright October Warrants became exercisable on December 23, 2019. The May 2020 Private Placement Warrants and Wainwright May Warrants became exercisable upon issuance. The October Private Placement Warrants and May 2020 Private Placement Warrants will expire five and one-half years from the initial exercise date, and the Wainwright October Warrants and Wainwright May Warrants will expire on October 22, 2024 and May 18, 2025, respectively. The holder shall deliver the aggregate exercise price for the Depositary Shares specified in the exercise notice within two trading days following the date of exercise (subject to the ‘cashless exercise’ arrangements described below).

Cashless Exercise. With respect to the October Private Placement Warrants and Wainwright October Warrants, if, more than six months after the date of issuance of such warrants, there is no effective registration statement registering, or no current prospectus available for, the resale of the Depositary Shares underlying such warrants, the holder may exercise the warrant, in whole or in part, on a cashless basis. With respect to the May 2020 Private Placement Warrants and Wainwright May Warrants, if there is no effective registration statement registering, or no current prospectus available for, the resale of the Depositary Shares underlying such warrants, the holder may exercise the warrant, in whole or in part, on a cashless basis.

Exercise Price. The exercise price of (i) each October Private Placement Warrant and Wainwright October Warrant is $4.00 and $125.00 per Depositary Share, respectively, and (ii) each May 2020 Private Placement Warrant and Wainwright May Warrant is $41.00 and $41.25 per Depositary Share, respectively, other than May 2020 Private Placement Warrants held by the October Investor, for which the exercise price is $4.00. Each of the warrants are subject to the ‘cashless exercise’ arrangements described above and to adjustment as described below.

Beneficial Ownership Limitation. A holder shall have no right to exercise any portion of a warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of, at the initial option of the holder thereof, 4.99% or 9.99%, as applicable, of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares underlying the Depositary Shares upon such exercise. The holder of the warrant, upon notice to us, may increase or decrease the beneficial ownership limitation to a percentage not to exceed 9.99%, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in Depositary Shares or Ordinary Shares, or any other equity or equivalent securities, subdivide or combine outstanding Depositary Shares or Ordinary Shares, or reclassify Depositary Shares, Ordinary Shares or any shares of our capital stock, the exercise price of each warrant will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of Depositary Shares (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of Depositary Shares outstanding immediately after such event.

Rights Offerings; pro rata distributions. If we issue Ordinary Share equivalents or rights to purchase shares, warrants, securities or other property pro rata to holders of Depositary Shares, a holder of a warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such securities or property that such holder could have acquired if such holder had held the number of Depositary Shares issuable upon complete exercise of the warrant immediately prior to the date a record is taken for such issuance. If we declare or make any dividend or other distribution of assets or rights to acquire assets to holders of Depositary Shares or Ordinary Shares, a holder of a warrant will be entitled to participate, subject to the beneficial ownership limitation, in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Depositary Shares issuable upon full exercise of the warrant.

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Fundamental Transaction. If we effect a fundamental transaction, including, among other things, a merger, sale of substantially all of our assets, tender offer, exchange offer and other business combination transactions, then upon any subsequent exercise of a warrant, the holder thereof shall have the right to receive, for each Ordinary Share represented by the Depositary Shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s securities, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Ordinary Shares represented by the Depositary Shares for which the warrant is exercisable immediately prior to such fundamental transaction.

Transferability. Each warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the warrant, together with a written assignment of the warrant subject to applicable securities laws; provided, however, that the Wainwright October Warrants and Wainwright May Warrants are subject to certain FINRA transfer restrictions. We do not intend to apply for listing of the warrants on any securities exchange or other trading system.

No Rights as Shareholder Until Exercise. Except as set forth in the warrants, the holders of the warrants do not have any voting rights, dividends or other rights as a holder of our capital stock until they exercise the warrants.

May 2020 United Kingdom Placing Warrants

On May 22, 2020, we issued 333,333 Units, with each Unit comprising one new Ordinary Share and one UK Warrant. The exercise price of the UK Warrants is £6.80 per share and it expires five years and six months from the issuance date. We also issued UK Warrants to purchase a total of 16,666 Ordinary Shares to Turner Pope, the placing agent, in connection with the closing of such offering, on the same terms and conditions as the other investors in the offering.

August 2022 Warrants

On August 3, 2022, we issued warrants to purchase 16,666 Ordinary Shares to Strand Hanson Limited, in payment for services rendered. The exercise price of such warrants is £2.70 per share and they expire three years from the issuance date.

Series A Warrants, Series B Warrants, Pre-Funded Warrants and Ladenburg February Warrants

The following is a brief summary of the Series A warrants, pre-funded warrants and the Ladenburg February Warrants issued in connection with the February Private Placement, and is subject in all respects to the provisions contained in the applicable warrants, which, are filed as exhibits to our Report on Form 6-K dated February 9, 2023. Unless otherwise stated, references to warrants in this subsection include the Series A warrants, pre-funded warrants and Ladenburg February Warrants. All Series B warrants and pre-funded warrants issued in the February Private Placement have been exercised.

Exercisability. The warrants are exercisable. The Series A warrants expire five years from the initial exercise date and the Ladenburg February Warrants expire three years from the initial exercise date. The pre-funded warrants do not expire. The holder shall deliver the aggregate exercise price for the Depositary Shares specified in the exercise notice within two trading days following the date of exercise (subject to the ‘cashless exercise’ arrangements described below). The pre-funded warrants are exercisable at any time after the initial exercise date until exercised in full and may be exercised on a cashless basis.

Cashless Exercise. The Series A warrants may be exercised on a cashless basis. In such event, the aggregate number of Depositary Shares issuable in such cashless exercise pursuant to any given notice of exercise electing to effect an alternative cashless exercise shall equal the product of (x) the aggregate number of Depositary Shares that would be issuable upon exercise of the Series A warrant in accordance with the terms of thereof if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 1.00.

Exercise Price. The exercise price of each (i) Series A warrant and Series B warrant is $2.68 per Depositary Share, (ii) pre-funded warrant is $0.0004 per Depositary Share, and (ii) and a portion of the Ladenburg February Warrants are $5.00 per Depositary Share and another portion is $2.90 per Depositary Share, respectively, each subject to the ‘cashless exercise’ arrangements described above and to adjustment as described herein (other than the Ladenburg February Warrants).

Beneficial Ownership Limitation. A holder shall have no right to exercise any portion of a warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% (or in the case of the Ladenburg February Warrants, 4.99%), of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares underlying the Depositary Shares upon such exercise. The holder of the warrant, upon notice to us, may increase or decrease the beneficial ownership limitation to a percentage not to exceed 9.99%, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

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Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in Depositary Shares or Ordinary Shares, or any other equity or equivalent securities, subdivide or combine outstanding Depositary Shares or Ordinary Shares, or reclassify Depositary Shares, Ordinary Shares or any shares of our capital stock, the exercise price of each warrant will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of Depositary Shares (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of Depositary Shares outstanding immediately after such event.

Rights Offerings; pro rata distributions. If we issue Ordinary Share equivalents or rights to purchase shares, warrants, securities or other property pro rata to holders of Depositary Shares, a holder of a warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such securities or property that such holder could have acquired if such holder had held the number of Depositary Shares issuable upon complete exercise of the warrant immediately prior to the date a record is taken for such issuance. If we declare or make any dividend or other distribution of assets or rights to acquire assets to holders of Depositary Shares or Ordinary Shares, a holder of a warrant will be entitled to participate, subject to the beneficial ownership limitation, in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Depositary Shares issuable upon full exercise of the warrant.

Fundamental Transaction. If we effect a fundamental transaction, including, among other things, a merger, sale of substantially all of our assets, tender offer, exchange offer and other business combination transactions, then upon any subsequent exercise of a warrant, the holder thereof shall have the right to receive, for each Ordinary Share represented by the Depositary Shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s securities, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Ordinary Shares represented by the Depositary Shares for which the warrant is exercisable immediately prior to such fundamental transaction. In addition, with respect to the Series A warrants, Series B warrants and the Ladenburg February Warrants, in the event of a fundamental transaction that is (i) an all cash or substantially all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (iii) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on a national securities exchange or other established trading market, including, but not limited to, the London Stock Exchange, AIM, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the Warrant as determined in accordance with the Black Scholes option pricing model.

Transferability. Each warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the warrant, together with a written assignment of the warrant subject to applicable securities laws; provided, however, that the Ladenburg Warrants are subject to certain FINRA transfer restrictions. We do not intend to apply for listing of the warrants on any securities exchange or other trading system.

No Rights as Shareholder Until Exercise. Except as set forth in the warrants, the holders of the warrants do not have any voting rights, dividends or other rights as a holder of our capital stock until they exercise the warrants.

Series C Warrants, Series D Warrants and Ladenburg May Warrants

The following is a brief summary of the Series C warrants, Series D warrants and the Ladenburg May Warrants issued in connection with the May 2023 Private Placement, and is subject in all respects to the provisions contained in the applicable warrants, which, are filed as exhibits to our Report on Form 6-K dated May 24, 2023. Unless otherwise stated, references to warrants in this subsection include the Series C warrants, Series D warrants and the Ladenburg May Warrants.

Exercisability. The warrants became exercisable on June 14, 2023. The Series C warrants, Series D warrants and Ladenburg May Warrants expire one year, five years and three years, respectively from the initial exercise date. The holder shall deliver the aggregate exercise price for the Depositary Shares specified in the exercise notice within two trading days following the date of exercise (subject to the ‘cashless exercise’ arrangements described below).

Cashless Exercise. The Series C warrants may be exercised on a cashless basis. In such event, the aggregate number of Depositary Shares issuable in such cashless exercise pursuant to any given notice of exercise electing to effect an alternative cashless exercise shall equal the product of (x) the aggregate number of Depositary Shares that would be issuable upon exercise of the Series C warrant in accordance with the terms of thereof if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 1.00.

Exercise Price. The exercise price of each Series C warrant and Series D warrant is $0.20 per Depositary Share and the exercise price of each Ladenburg May Warrants is $0.1875 per Depositary Share. The Series C warrants may be exercised on a cashless basis. The Series D warrants may be exercised on a cashless basis, if and only if, we have not filed a registration statement registering the Depositary Shares underlying the Series D warrants within six months of the initial exercise date.

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Beneficial Ownership Limitation. A holder shall have no right to exercise any portion of a warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% (or in the case of the Ladenburg May Warrants, 4.99%), of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares underlying the Depositary Shares upon such exercise. The holder of the warrant, upon notice to us, may increase or decrease the beneficial ownership limitation to a percentage not to exceed 9.99%, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in Depositary Shares or Ordinary Shares, or any other equity or equivalent securities, subdivide or combine outstanding Depositary Shares or Ordinary Shares, or reclassify Depositary Shares, Ordinary Shares or any shares of our capital stock, the exercise price of each warrant will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of Depositary Shares (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of Depositary Shares outstanding immediately after such event.

Rights Offerings; pro rata distributions. If we issue Ordinary Share equivalents or rights to purchase shares, warrants, securities or other property pro rata to holders of Depositary Shares, a holder of a warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such securities or property that such holder could have acquired if such holder had held the number of Depositary Shares issuable upon complete exercise of the warrant immediately prior to the date a record is taken for such issuance. If we declare or make any dividend or other distribution of assets or rights to acquire assets to holders of Depositary Shares or Ordinary Shares, a holder of a warrant will be entitled to participate, subject to the beneficial ownership limitation, in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Depositary Shares issuable upon full exercise of the warrant.

Fundamental Transaction. If we effect a fundamental transaction, including, among other things, a merger, sale of substantially all of our assets, tender offer, exchange offer and other business combination transactions, then upon any subsequent exercise of a warrant, the holder thereof shall have the right to receive, for each Ordinary Share represented by the Depositary Shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s securities, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Ordinary Shares represented by the Depositary Shares for which the warrant is exercisable immediately prior to such fundamental transaction. In addition, with respect to the Series C warrants, Series D warrants and the Ladenburg May Warrants, in the event of a fundamental transaction that is (i) an all cash or substantially all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (iii) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on a national securities exchange or other established trading market, including, but not limited to, the London Stock Exchange, AIM, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the Warrant as determined in accordance with the Black Scholes option pricing model.

Transferability. Each warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the warrant, together with a written assignment of the warrant subject to applicable securities laws; provided, however, that the Placement Agent Warrants are subject to certain FINRA transfer restrictions. We do not intend to apply for listing of the warrants on any securities exchange or other trading system.

No Rights as Shareholder Until Exercise. Except as set forth in the warrants, the holders of the warrants do not have any voting rights, dividends or other rights as a holder of our capital stock until they exercise the warrants.

Articles of Association

Shares and Rights Attaching to Them

Objects

The objects of our Company are unrestricted.

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Share Rights

Subject to any special rights attaching to shares already in issue, our shares may be issued with or have attached to them any preferred, deferred or other special rights or privileges or be subject to such restrictions as we may resolve by ordinary resolution of the shareholders or decision of our board of directors, of the Board.

Voting Rights

Without prejudice to any rights or restrictions as to voting rights attached to any shares forming part of our share capital from time to time, the voting rights attaching to shares are as follows:

•	on a show of hands every shareholder who is present in person and each duly authorized representative present in person of a shareholder that is a corporation shall have one vote;

•	on a show of hands, each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one shareholder and the proxy has been instructed by one or more of those shareholders to vote for the resolution and by one or more other of those shareholders to vote against it;

•	on a show of hands, each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one shareholder entitled to vote on the resolution and either: (1) the proxy has been instructed by one or more of those shareholders to vote for the resolution and has been given any discretion by one or more other of those shareholders to vote and the proxy exercises that discretion to vote against it; or (2) the proxy has been instructed by one or more of those shareholders to vote against the resolution and has been given any discretion by one or more other of those shareholders to vote and the proxy exercises that discretion to vote for it; and

•	on a poll every shareholder who is present in person or by proxy shall have one vote for each share of which he is the holder.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is demanded. Subject to the provisions of the Companies Act, a poll may be demanded by:

•	the chairman of the meeting;

•	at least five shareholders present in person or by proxy and entitled to vote;

•	any shareholder(s) present in person or by proxy and representing in the aggregate not less than 10% of the total voting rights of all shareholders having the right to vote on the resolution; or

•	any shareholder(s) present in person or by proxy and holding shares conferring a right to vote on the resolution on which there have been paid up sums in the aggregate equal to not less than 10% of the total sums paid up on all shares conferring that right.

Restrictions on Voting

No shareholder shall be entitled to vote at any general meeting or at any separate class meeting in respect of any share held by him unless all calls or other sums payable by him in respect of that share have been paid.

The Board may from time to time make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall (subject to at least 14 days’ notice specifying the time or times and place of payment) pay at the time or times so specified the amount called on his shares. If a call remains unpaid after it has become due and payable, and the fourteen days’ notice provided by the Board has not been complied with, any share in respect of which such notice was given may be forfeited by a resolution of the Board.

A shareholder’s right to attend general or class meetings of the Company or to vote in respect of his or her shares may be suspended by the Board in accordance with our Articles of Association if he or she fails to comply with a proper request for the disclosure of interests regarding the shares. See “—Other United Kingdom Law Considerations—Disclosure of Interest in Shares” in this prospectus.

Dividends

We may, by ordinary resolution, declare a dividend to be paid to the share owners according to their respective rights and interests in profits, and may fix the time for payment of such dividend. No dividend may be declared in excess of the amount recommended by the directors. The Board may from time to time declare and pay to our share owners such interim dividends as appear to the directors to be justified by our profits available for distribution. There are no fixed dates on which entitlement to dividends arises on our ordinary shares.

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The share owners may pass, on the recommendation of the directors, an ordinary resolution to direct that all or any part of a dividend to be paid by distributing specific assets, in particular paid up shares or debentures of any other body corporate. Our Articles of Association also permit, with the prior authority of an ordinary resolution of shareholders, a scrip dividend scheme under which share owners may be given the opportunity to elect to receive fully paid ordinary shares instead of cash, or a combination of shares and cash, with respect to future dividends.

By the way of the exercise of a lien, if a share owner owes us any money relating in any way to shares, the Board may deduct any of this money from any dividend on any shares held by the share owner, or from other money payable by us in respect of the shares. Money deducted in this way may be used to pay the amount owed to us.

Unclaimed dividends and other money payable in respect of a share can be invested or otherwise used by directors for our benefit until they are claimed. A dividend or other money remaining unclaimed 12 years after it first became due for payment will be forfeited and shall revert to the Company.

A shareholder’s right to receive dividends on his or her shares may, if they represent more than 0.25% of the issued shares of that class, be suspended by the directors if he or she fails to comply with a proper request for the disclosure of interests regarding the shares. See “—Other United Kingdom Law Considerations—Disclosure of Interests in Shares” in this prospectus.

Change of Control

There is no specific provision in our Articles of Association that would have the effect of delaying, deferring or preventing a change of control. We are, however, subject to the provisions of the United Kingdom City Code on Takeovers and Mergers, or the City Code, which contains detailed provisions regulating the timing and manner of any takeover offer for those of the Company’s shares which confer voting rights. See “—Other United Kingdom Law Considerations—City Code on Takeovers and Mergers” in this prospectus.

Variation of Rights

Whenever our share capital is divided into different classes of shares, all or any of the rights attached to any class may be varied or abrogated in such manner (if any) as may be provided by those rights or (in the absence of any such provision) either with the consent in writing of the holders of at least 75% of the issued shares of that class or with the authority of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Alteration of Share Capital and Repurchases

Subject to the provisions of the Companies Act, and without prejudice to any relevant special rights attached to any class of shares, we may, from time to time:

•	increase our share capital by allotting and issuing new shares in accordance with our Articles of Association and any relevant shareholder resolution;

•	consolidate all or any of our share capital into shares of a larger nominal amount (i.e., par value) than the existing shares;

•	subdivide any of our shares into shares of a smaller nominal amount (i.e., par value) than our existing shares; or

•	redenominate our share capital or any class of share capital.

Preemptive Rights and New Issuance of Shares

Under the Companies Act, the issuance of equity securities (except shares held under an employees’ share scheme) that are to be paid for wholly in cash must be offered first to the existing holders of equity securities in proportion to the respective nominal amounts (i.e., par values) of their holdings on the same or more favorable terms, unless a special resolution to the contrary has been passed or the articles of association otherwise provide an exclusion from this requirement (which exclusion can be for a maximum of five years after which our shareholders’ approval would be required to renew the exclusion). In this context, “equity securities” means ordinary shares (and would exclude shares that, with respect to dividends or capital, carry a right to participate only up to a specified amount in a distribution), and any and all rights to subscribe for or convert securities into such ordinary shares. This differs from U.S. law, under which shareholders generally do not have pre-emptive rights unless specifically granted in the certificate of incorporation or otherwise.

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The Board seeks general authority to allot shares on a non-pre-emptive basis at each annual general meeting. By way of resolutions passed at our annual general meeting held on June 14, 2023, authorities were given to the directors to generally allot shares in the Company, or to grant rights to subscribe for or to convert or exchange any security into shares in the Company, up to an aggregate nominal amount of £140,000,000, for a period up to the conclusion of our annual general meeting to be held in

2026. Pre-emptive rights under the Companies Act will not apply in respect of allotment of shares for cash made pursuant to such authority.

Transfer of Shares

Any certificated shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other manner which is permitted by the Companies Act and approved by the Board. Any written instrument of transfer shall be signed by or on behalf of the transferor and (in the case of a partly paid share) the transferee.

All transfers of uncertificated shares shall be made in accordance with and subject to the provisions of the Uncertificated Securities Regulations 2001 and the facilities and requirements of its relevant system. The Uncertificated Securities Regulations 2001 permit shares to be issued and held in uncertificated form and transferred by means of a computer-based system.

The Board may decline to register any transfer of any share unless it is:

•	a fully paid share;

•	a share on which the Company has no lien;

•	in respect of only one class of shares;

•	in favor of a single transferee or not more than four transferees;

•	duly stamped or duly certificated or otherwise shown the satisfaction of the Board to be exempt from any required stamp duty; or

•

delivered for registration at our registered office or such other place as the Board may decide, accompanied by the certificate for the shares to which it relates (other than uncertificated shares) and any other evidence the Board may reasonably require to provide the title to such share of the transferor.

If the Board declines to register a transfer it shall, as soon as practicable and in any event within two months after the date on which the transfer is lodged, send to the transferee notice of the refusal, together with reasons for the refusal.

CREST

CREST is a computerized paperless share transfer and settlement system which allows securities to be transferred by electronic means, without the need for a written instrument of transfer. The Articles of Association are consistent with CREST membership and, among other things, allow for the holding and transfer of shares in uncertificated form.

Shareholder Meetings

Annual General Meetings

In accordance with the Companies Act, we are required in each year to hold an annual general meeting in addition to any other general meetings in that year and to specify the meeting as such in the notice convening it. The annual general meeting shall be convened whenever and wherever the board sees fit, subject to the requirements of the Companies Act.

Notice of General Meetings

Subject to certain conditions, holders of Depositary Shares are entitled to receive notices under the terms of the deposit agreement relating to the Depositary Shares. See “Description of American Depositary Shares—Voting Rights” in this prospectus.

Quorum of General Meetings

No business shall be transacted at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. At least two shareholders present in person or by proxy and entitled to vote shall be a quorum for all purposes.

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Class Meetings

The provisions in the Articles of Association relating to general meetings apply to every separate general meeting of the holders of a class of shares except that:

•	no member, other than a member of the Board, shall be entitled to notice of it or attend such meeting unless he is a holder of shares of that class;

•	the quorum for such class meeting shall be two holders in person or by proxy representing not less than one-third in nominal value of the issued shares of the class;

•	at the class meeting, a holder of shares of the class present in person or by proxy may demand a poll and shall on a poll be entitled to one vote for every shares of the class held by him; and

•	if at any adjourned meeting of such holders a quorum is not present at the meeting, one holder of shares of the class present in person or by proxy at an adjourned meeting constitutes a quorum.

Directors

Number of Directors

We may not have less than two directors on our Board. We have no maximum number of directors, though we may fix a maximum number by ordinary resolution of the shareholders. We may, by ordinary resolution of the shareholders, vary the minimum and any maximum number of directors from time to time.

Appointment of Directors

Subject to the provisions of the Articles of Association, we may, by ordinary resolution of the shareholders, elect any person to be a director, either to fill a casual vacancy or as an addition to the existing board.

Without prejudice to the power to appoint any person to be a director by shareholder resolution, the Board has the power to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing Board. Any director appointed by the Board will hold office only until the earlier to occur of the close of the next following annual general meeting and someone being appointed in his stead at that meeting. Such a director is eligible for re-election at that meeting but shall not be taken into account in determining the directors or the number of directors who are to retire by rotation at such meeting.

Rotation of Directors

At every annual general meeting, one-third of the directors or, if their number is not a multiple of three, then the number nearest to and not exceeding one-third, shall retire from office and each director must retire from office at least once every three years. If there are fewer than three directors, one director shall make himself or herself available for re-election

The directors to retire on each occasion shall be those subject to retirement by rotation who have been longest in office since their last election, but as between persons who became or were re-elected directors on the same day those to retire shall (unless they otherwise agree amongst themselves) be determined by lot.

A director who retires at the annual general meeting shall be eligible for re-election.

The shareholders may, at the meeting at which a director retires, fill the vacated office by electing a person and in default the retiring director shall, if willing to continue to act, be deemed to have been re-elected, unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-election of such director shall have been put to the meeting and lost or such director has given notice in writing to us that he is unwilling to be re-elected or such director has attained the retirement age applicable to him as director pursuant to the Companies Act.

Director’s Interests

The Board may authorize, to the fullest extent permitted by law, any matter proposed to them which would otherwise result in a director infringing his duty to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with our interests and which may reasonably be regarded as likely to give rise to a conflict of interest. A director shall not, save as otherwise agreed by him, be accountable to us for any benefit which he (or a person connected with him) derives from any matter authorized by the directors and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit.

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Subject to the requirements under Sections 175, 177 and 182 of the Companies Act (which require a director to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with our interests, and to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with us), and provided that he has disclosed to the Board the nature and extent of any interest of his in accordance with the Companies Act and the Articles of Association, a director notwithstanding his office:

•	may be a party to, or otherwise interested in, any transaction or arrangement with us or in which we are otherwise interested;

•	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by us or in which we are otherwise interested; and

•	shall not, by reason of his office, be accountable to us for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

In the case of interests arising where a director is in any way, directly or indirectly, interested in (a) a proposed transaction or arrangement with us or (b) a transaction or arrangement that has been entered into by us and save as otherwise provided by the Articles of Association, such director shall not vote at a meeting of the Board or of a committee of the Board on any resolution concerning such matter in which he has a material interest (otherwise than by virtue of his interest in shares, debentures or other securities of, or otherwise in or through, us) unless his interest or duty arises only because the case falls within one or more of the following paragraphs:

•	the resolution relates to the giving to him or a person connected with him of a guarantee, security or indemnity in respect of money lent to, or an obligation incurred by him or such a person at the request of or for the benefit of, us or any of our subsidiaries;

•	the resolution relates to the giving of a guarantee, security or indemnity in respect of a debt or obligation of ours or any of our subsidiaries for which the director or a person connected with him has assumed responsibility in whole or part under a guarantee or indemnity or by the giving of security;

•	the resolution relates in any way to any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he and any persons connected with him do not to his knowledge hold an interest in shares representing one per cent or more of any class of the equity share capital of such company or of the voting rights available to shareholder of such company;

•	the resolution relates in any way to an arrangement for the benefit of our employees or any employees of our subsidiaries which does not award him as such any privilege or benefit not generally awarded to the employees to whom such arrangement relates;

•	the resolution relates in any way to the purchase or maintenance for the directors of insurance; or

•	the resolution is in respect of any matter in which the interest of the director cannot reasonably be regarded as conflicting.

A director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

If a question arises at a meeting of the Board or of a committee of the Board as to the right of a director to vote or be counted in the quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned has not been fairly disclosed.

An interest of a person connected with a director shall be treated as an interest of the director and Section 252 of the Companies Act shall determine whether a person is connected with a director.

Directors’ Fees and Remuneration

Each of the directors shall be paid a fee at such rate as may from time to time be determined by the Board (or for the avoidance of doubt any duly authorized committee of the Board) provided that the aggregate of all such fees so paid to directors shall not exceed £600,000 per annum, or such higher amount as may from time to time be determined by ordinary resolution of shareholders.

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Each director may be paid his reasonable traveling, hotel and other expenses of attending and returning from meetings of the Board or committees thereof of or general meetings or separate meetings of the holders class of shares or of debentures and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a director. Any director who, by request, goes or resides abroad for any purposes required by us or who performs services which in the opinion of the Board go beyond the ordinary duties of a director may be paid such extra remuneration as the Board may determine.

An executive director shall receive such remuneration as the Board may determine, and either in addition to or in lieu of his remuneration as a director as detailed above.

Age Limitations and Share Ownership

We do not have any age limitations for our directors, nor do we have mandatory retirement as a result of reaching a certain age. Our directors are not required to hold any shares in the Company.

Borrowing Power

Our directors may exercise all the powers of the Company to borrow or raise money and mortgage or charge all or any part of our undertaking, property and assets (present and future), and uncalled capital. Subject to the Companies Act, the directors may also create and issue debentures, other loan stock and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party. Our directors are required to restrict the borrowings of the Company to ensure that the aggregate principal amount of borrowings at any one time outstanding and all of its subsidiary undertakings (other than intra-Group borrowing) shall not at any time, without the previous sanction of an ordinary resolution of the Company, exceed two times the gross asset value of the Company and our subsidiaries.

Liability of Biodexa and its Directors and Officers

Subject to the provisions on indemnities set out in Companies Act, every director, alternate director or former director (and of any associated company) shall be entitled to be indemnified out of our assets against all costs and liabilities incurred by him or her in relation to any proceedings or any regulatory investigation or action which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director so long as the indemnities do not cover liability for breach of duty to the Company or cover any fine, costs or related expense in connection with any proceedings for default on the part of the director. Lawful indemnities extend to the provision of funds to him or her by the Company to meet expenditure incurred or to be incurred by him in defending himself in any proceedings (whether civil or criminal) or in connection with an application for statutory relief or in an investigation by a regulatory authority which must however be repaid where such proceedings, application, investigation or action are in connection with any alleged negligence, default, breach of duty or breach of trust by him or her in relation to the Company (or any associated company of ours) and he or she is convicted or found in default thereof. Under English law, any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Under a deed poll declared by us on August 5, 2015, or the Deed of Indemnity, our Board and our Company Secretary are indemnified against costs and liabilities incurred in connection with their office, other than any liability owed by such person to the Company itself (or any of our associated entities) and other than indemnification for liabilities in certain circumstances, which are prohibited by virtue of the Companies Act. The Deed of Indemnity provides that a director may also be lent sums to finance any relevant defense costs, provided that, in the event such proceedings involve criminal or civil matters in which the person is convicted or has a judgment made against him or her, then such loan must be repaid. Our total aggregate liability under the Deed of Indemnity is £5 million.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to a charter provision, by-law, contract, arrangements, statute or otherwise, we acknowledge that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Other United Kingdom Law Considerations

Mandatory Purchases and Acquisitions

Pursuant to Sections 979 to 991 of the Companies Act, where a takeover offer has been made for us and the offeror has acquired or unconditionally contracted to acquire not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, the offeror may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that he wishes to acquire, and is entitled to so acquire, those shares on the same terms as the general offer. The offeror would do so by sending a notice to the outstanding minority shareholders telling them that it will compulsorily acquire their shares. Such notice must be sent within three months of the last day on which the offer can be accepted in the prescribed manner. The squeeze-out of the minority shareholders can be completed at the end of six weeks from the date the notice has been given, following which the offeror can execute a transfer of the outstanding shares in its favor and pay the consideration to us, and we would hold the consideration on trust for the outstanding minority shareholders. The consideration offered to the outstanding minority shareholders whose shares are compulsorily acquired under the Companies Act must, in general, be the same as the consideration that was available under the takeover offer.

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Sell Out

The Companies Act also gives our minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of our shares. The holder of shares to which the offer relates, and who has not otherwise accepted the offer, may require the offeror to acquire his shares if, prior to the expiry of the acceptance period for such offer, (i) the offeror has acquired or agreed to acquire not less than 90% in value of the voting shares, and (ii) not less than 90% of the voting rights carried by those shares. The offeror may impose a time limit on the rights of minority shareholders to be bought out that is not less than three months after the end of the acceptance period. If a shareholder exercises his rights to be bought out, the offeror is required to acquire those shares on the terms of this offer or on such other terms as may be agreed.

Disclosure of Interest in Shares

Pursuant to Part 22 of the Companies Act, we are empowered by notice in writing to any person whom we know or have reasonable cause to believe to be interested in our shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, requiring such person within a reasonable time to disclose to us particulars of that person’s interest and (so far as is within his knowledge) particulars of any other interest that subsists or subsisted in those shares. The Articles of Association specify that a response is required from such person within 14 days after service of any such notice.

Under the Articles of Association, if a person defaults in supplying us with the required particulars in relation to the shares in question, or Default Shares, the directors may by notice direct that:

•	in respect of the Default Shares, the relevant member shall not be entitled to attend or vote (either in person or by proxy) at any general meeting or of a general meeting of the holders of a class of shares or upon any poll or to exercise any right conferred by the Default Shares; and/or

•	where the Default Shares represent at least 0.25% of their class, (a) any dividend (or any part of a dividend) payable in respect of the Default Shares shall be retained by us without liability to pay interest, (b) the shareholder may not be entitled to elect to receive shares instead of a dividend, and (c) no transfers by the relevant member of any Default Shares may be registered (unless the member himself is not in default and the transfer does not relate to Default Shares, the transfer is exempt or that the transfer is permitted under the U.K. Uncertificated Securities Regulations 2001).

Purchase of Own Shares

Under English law, a limited company may only purchase or redeem its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, provided that they are not restricted from doing so by their articles. A limited company may not purchase or redeem its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased.

Subject to the above, we may purchase our own shares in the manner prescribed below. We may make a market purchase of our own fully paid shares pursuant to an ordinary resolution of shareholders. The resolution authorizing the purchase must:

•	specify the maximum number of shares authorized to be acquired;

•	determine the maximum and minimum prices that may be paid for the shares; and

•	specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

We may purchase our own fully paid shares otherwise than on a recognized investment exchange pursuant to a purchase contract authorized by resolution of shareholders before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if he had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

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Distributions and Dividends

Under the Companies Act, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves (on a non-consolidated basis). The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to us and to each of our subsidiaries that has been incorporated under English law.

It is not sufficient that we, as a public company, have made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed on us to ensure that the net worth of the company is at least equal to the amount of its capital. A public company can only make a distribution:

•	if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called up share capital and undistributable reserves; and

•	if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

City Code on Takeovers and Mergers

We are a public limited company incorporated in, and with our registered office in, the United Kingdom but our securities will not be admitted to trading on a regulated market or multilateral trading facility in the United Kingdom (or a stock exchange in the Channel Islands or the Isle of Man). The City Code will then only apply to us if we are considered by the United Kingdom Panel on Takeovers and Mergers, or the Panel, to have our place of central management and control in the United Kingdom (or the Channel Islands or the Isle of Man). This is known as the “residency test”. The way in which the test for central management and control is applied for the purposes of the City Code may be different from the way in which it is applied by the United Kingdom tax authorities, HMRC. Under the City Code, the Panel typically considers where the majority of the directors of the Company are resident, amongst other factors, for the purposes of determining where the Company has its place of central management and control.

Three of our four directors are currently resident in the United Kingdom and our place of central management and control is intended, for the time being, to remain in the United Kingdom, meaning that the Company and its shareholders will have the benefit of the protections that the City Code affords, including, but not limited to, under Rule 9 of the City Code as set out above.

The City Code is issued and administered by the Panel. The City Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the City Code contains certain rules in respect of mandatory offers. Under Rule 9 of the City Code, if a person:

•	acquires an interest in our shares which, when taken together with shares in which he or persons acting in concert with him are interested, carries 30% or more of the voting rights of our shares; or

•	who, together with persons acting in concert with him, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in us, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer, and depending on the circumstances, its concert parties would be required (except with the consent of the Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

Notwithstanding the above, we may cease to be subject to the City Code in the future if there are any changes that lead to us being deemed to no longer have its place of central management and control in the United Kingdom, Channel Islands or the Isle of Man.

Exchange Controls

There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our Ordinary Shares or Depositary Shares, other than withholding tax requirements. There is no limitation imposed by English law or in the Articles of Association on the right of non-residents to hold or vote shares.

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DESCRIPTION OF AMERICAN DEPOSITARY SHARES

General

Our Depositary Shares are deposited pursuant to the Amended and Restated Deposit Agreement dated February 8, 2021, among the Company, The Bank of New York Mellon as depositary, ands owners and holders of Depositary Shares. The depositary registers and delivers the Depositary Shares. Each Depositary Share represents five Ordinary Shares (or a right to receive five Ordinary Shares) deposited with The Bank of New York Mellon, London Branch, or any successor, as custodian for the depositary. Each Depositary Share also represents any other securities, cash or other property that may be held by the depositary. The deposited Ordinary Shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the Depositary Shares are administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold Depositary Shares either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of Depositary Shares, registered in your name, or (b) by having Depositary Shares registered in your name in the Direct Registration System, or (2) indirectly by holding a security entitlement in Depositary Shares through your broker or other financial institution. If you hold Depositary Shares directly, you are a registered Depositary Share holder, also referred to as an ADS holder. This description assumes you are a Depositary Share holder. If you hold the Depositary Shares indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of Depositary Share holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated Depositary Shares, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated Depositary Shares.

Depositary Share holders are not treated as shareholders and do not have shareholder rights. English law governs shareholder rights. The depositary is the holder of the ordinary shares underlying the Depositary Shares. As a holder of Depositary Shares, you will have Depositary Share holder rights. A deposit agreement among us, the depositary and you, as a Depositary Share holder, and all other persons directly and indirectly holding Depositary Shares sets out Depositary Share holder rights as well as the rights and obligations of the depositary. A copy of the deposit agreement is incorporated by reference as an exhibit to the Company’s 2022 Annual Report. New York law governs the deposit agreement and the Depositary Shares.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of Depositary Share.

Dividends and Other Distributions

How will you receive dividends and other distributions on the Ordinary Shares?

The depositary has agreed to pay you the cash dividends or other distributions it or the custodian receives on Ordinary Shares or other deposited securities, after deducting its fees and expenses. As a Depositary Share holder, you will receive these distributions in proportion to the number of Ordinary Shares your Depositary Shares represent.

Cash. We do not expect to declare or pay any cash dividends or cash distributions on our Ordinary Shares for the foreseeable future. The depositary will convert any cash dividend or other cash distribution we pay on the Ordinary Shares or any net proceeds from the sale of any Ordinary Shares, rights, securities or other entitlements into U.S. dollars if it can do so on a reasonable basis and at the then prevailing market rate, and can transfer the U.S. dollars to the United States. If that is not possible and lawful or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those Depositary Share holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the Depositary Share holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary that must be paid, will be deducted. See the section titled “Item 10 E. Additional Information—Taxation” in our 2022 Annual Report for a summary of certain tax consequences in respect of dividends or distributions to holders of Depositary Shares. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Ordinary Shares. The depositary may distribute additional Depositary Shares representing any Ordinary Shares we distribute as a dividend or free distribution to the extent reasonably practicable and permissible under law. The depositary will only distribute whole Depositary Shares. If the depositary does not distribute additional Depositary Shares, the outstanding Depositary Shares will also represent the new Ordinary Shares. The depositary may sell a portion of the distributed Ordinary Shares sufficient to pay its fees and expenses in connection with that distribution.

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Elective Distributions in Cash or Shares. If we offer holders of our Ordinary Shares the option to receive dividends in either cash or shares, the depositary, after consultation with us, may make such elective distribution available to you as a holder of the Depositary Shares. We must first instruct the depositary to make such elective distribution available to you. As a condition of making a distribution election available to Depositary Share holders, the depositary may require satisfactory assurances from us that doing so would not require registration of any securities under the Securities Act. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Ordinary \Shares, or at all.

Rights to Purchase Additional Ordinary Shares. If we offer holders of our securities any rights to subscribe for additional Ordinary Shares or any other rights, the depositary may make these rights available Depositary Share holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash distributions. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will exercise the rights and purchase the Ordinary Shares on your behalf and in accordance with your instructions. The depositary will then deposit the ordinary shares and deliver Depositary Shares to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay and comply with other applicable instructions.

U.S. securities laws may restrict transfers and cancellation of the Depositary Shares representing Ordinary Shares purchased upon exercise of rights. For example, you may not be able to trade these Depositary Shares freely in the United States. In this case, the depositary may deliver restricted Depositary Shares that have the same terms as the Depositary Shares described in this section except for changes needed to put the necessary restrictions in place.

Other Distributions. The depositary will send to you anything else we distribute to holders of deposited securities by any means it determines is equitable and practicable. If it cannot make the distribution proportionally among the owners, the depositary may adopt another equitable and practical method. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case Depositary Shares will also represent the newly distributed property.

However, the depositary is not required to distribute any securities (other than Depositary Shares) to Depositary Share holders unless it receives satisfactory evidence from us that it is legal to make that distribution. In addition, the depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

Neither we nor the depositary are responsible for any failure to determine that it may be lawful or feasible to make a distribution available to any Depositary Share holders. We have no obligation to register Depositary Shares, ordinary shares, rights or other securities under the Securities Act. This means that you may not receive the distributions we make on our Ordinary Shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are Depositary Shares issued?

The depositary will deliver Depositary Shares if you or your broker deposit Ordinary Shares or evidence of rights to receive Ordinary Shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, and delivery of any required endorsements, certifications or other instruments of transfer required by the depositary, the depositary will register the appropriate number of Depositary Shares in the names you request and will deliver the Depositary Shares to or upon the order of the person or persons that made the deposit.

How can Depositary Share holders withdraw the deposited securities?

You may surrender your Depositary Shares at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will transfer and deliver the Ordinary Shares and any other deposited securities underlying the Depositary Shares to you or a person designated by you at the office of the custodian or through a book-entry delivery. Alternatively, at your request, risk and expense, the depositary will transfer and deliver the deposited securities at its corporate trust office, if feasible.

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How do Depositary Share holders interchange between certificated Depositary Shares and uncertificated Depositary Shares?

You may surrender your ADRs to the depositary for the purpose of exchanging your ADRs for uncertificated Depositary Shares. The depositary will cancel the ADRs and will send you a statement confirming that you are the owner of uncertificated Depositary Shares. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated Depositary Shares requesting the exchange of uncertificated Depositary Shares for certificated Depositary Shares, the depositary will execute and deliver to you an ADR evidencing those Depositary Shares.

Voting Rights

How do you vote?

You may instruct the depositary to vote the number of whole deposited Ordinary Shares your Depositary Shares represent. The depositary will notify you of shareholders’ meetings or other solicitations of consents and arrange to deliver our voting materials to you if we ask it to. Those materials will describe the matters to be voted on and explain how you may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.

The depositary will try, as far as practical, and subject to the laws of England and Wales and our Articles of Association, to vote or to have its agents vote the Ordinary Shares or other deposited securities as instructed by Depositary Share holders.

The depositary will only vote or attempt to vote as you instruct or as described above. If we ask the depositary to solicit the Depositary Share holders’ instructions to vote and a Depositary Share holder fails to instruct the depositary as to the manner in which to vote by the specified date, such Depositary Share holder will be deemed to have given a discretionary proxy to a person designated by us to vote the number of deposited securities represented by its Depositary Shares, unless we notify the depositary that we do not wish to receive a discretionary proxy, there is substantial shareholder opposition to the particular question, or the particular question would have an adverse impact on our shareholders.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your Ordinary Shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions provided that any such failure is in good faith. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your Ordinary Shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will try to give the depositary notice of any such meeting and details concerning the matters to be voted upon sufficiently in advance of the meeting date.

Except as described above, you will not be able to exercise your right to vote unless you withdraw the Ordinary Shares. However, you may not know about the shareholder meeting far enough in advance to withdraw the Ordinary |Shares.

 Fees and Expenses

What fees and expenses will you be responsible for paying?

Pursuant to the terms of the deposit agreement, the holders of Depositary Shares will be required to pay the following fees:

Persons depositing or withdrawing our ordinary shares or depositary share holders must pay:	For:
5.00 USD (or less) per 100 Depositary Shares (or portion of 100 Depositary Shares)	Issue of Depositary Shares, including issues resulting from a distribution of our ordinary shares or rights or other property
Cancellation of Depositary Shares for the purpose of withdrawal, including if the deposit agreement terminates
0.05 USD (or less) per Depositary Share	Any cash distribution to Depositary Share holders
A fee equivalent to the fee that would be payable if securities distributed to Depositary Share holders had been our Ordinary Shares and the Ordinary Shares had been deposited for issuance of Depositary Shares	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to Depositary Share holders
0.05 USD (or less) per Depositary Share per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of shares of our Ordinary Shares on our share register to or from the name of the depositary or its agent when persons deposit or withdraw our Ordinary Shares

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Expenses of the Depositary	Cable and facsimile transmissions (when expressly provided in the deposit agreement)
Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any Depositary Share or our Ordinary Shares underlying Depositary Shares, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of Depositary Shares directly from investors depositing our Ordinary Shares or surrendering Depositary Shares for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to Depositary Share holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to Depositary Share holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

The depositary has agreed to reimburse us for a portion of certain expenses it incurs that are related to establishment and maintenance of the ADR program. There are limits on the amount of expenses for which the depositary will reimburse us, but the amount of reimbursement available to us is not related to the amounts of fees the depositary collects from investors. Further, the depositary has agreed to reimburse us certain fees payable to the depositary by holders of Depositary Shares. Neither we nor the depositary can determine the exact amount to be made available to us because (i) the number of Depositary Shares that will be issued and outstanding, (ii) the level of service fees to be charged to holders of Depositary Shares and (iii) its reimbursable expenses related to the program are not known at this time.

Payment of Taxes

Depositary Share holders will be responsible for any taxes or other governmental charges payable on their Depositary Shares or on the deposited securities represented by any of their Depositary Shares. The depositary may refuse to register any transfer of Depositary Shares or allow a Depositary Share holder to withdraw the deposited securities represented by his or her Depositary Shares until those taxes or other charges are paid. It may apply payments owed to such Depositary Share holder or sell deposited securities represented by such Depositary Share holder’s Depositary Shares to pay any taxes owed and such Depositary Share holder will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of Depositary Shares to reflect the sale and pay to Depositary Share holders any proceeds, or send to Depositary Share holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
• Change the nominal or par value of our Ordinary Shares	The cash, Ordinary Shares or other securities received by the depositary will become deposited securities.
• Reclassify, split up or consolidate any of the deposited securities	Each Depositary Share will automatically represent its equal share of new deposited securities.
• Distribute securities on the Ordinary Shares that are not distributed to you	The depositary may also deliver new Depositary Shares or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities. The depositary may also sell the new deposited securities and distribute the net proceeds if we are unable to assure the depositary that the distribution (a) does not require registration under the Securities Act or (b) is exempt from registration under the Securities Act.
• Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	Any replacement securities received by the depositary shall be treated as newly deposited securities and either the existing Depositary Shares or, if necessary, replacement Depositary Shares distributed by the depositary will represent the replacement securities. The depositary may also sell the replacement securities and distribute the net proceeds if the replacement securities may not be lawfully distributed to all Depositary Share holders.

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Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of Depositary Share holders, it will not become effective for outstanding Depositary Shares until 30 days after the depositary notifies Depositary Share holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your Depositary Shares, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement at our direction by mailing notice of termination to the Depositary Share holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing a notice of termination to us and the Depositary Share holders if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver Ordinary Shares and other deposited securities upon cancellation of Depositary Shares. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the Depositary Share holders that have not surrendered their Depositary Shares. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations under the deposit agreement will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay and we will not have any obligations thereunder to current or former Depositary Share holders.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of Depositary Shares

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•	are not liable for the inability of any holder of Depositary Shares to benefit from any distribution on deposited securities that is not made available to holders of Depositary Shares under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the Depositary Shares or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

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•	the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by Depositary Share holders as a result of owning or holding Depositary Shares or be liable for the inability or failure of a Depositary Share holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances. Additionally, we, the depositary and each owner and holder, to the fullest extent permitted by applicable law, waive the right to a jury trial in an action against us or the depositary arising out of or relating to the deposit agreement.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of Depositary Shares, make a distribution on Depositary Shares, or permit withdrawal of Ordinary Shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver Depositary Shares or register transfers of Depositary Shares when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying your Depositary Shares

Depositary Share holders have the right to cancel their Depositary Shares and withdraw the underlying Ordinary Shares at any time except:

•	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of Ordinary Shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our Ordinary Shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to Depositary Shares or to the withdrawal of Ordinary Shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of Depositary Shares

The deposit agreement permits the depositary to deliver Depositary Shares before deposit of the underlying Ordinary Shares. This is called a pre-release of the Depositary Shares. The depositary may also deliver Ordinary Shares upon cancellation of pre-released Depositary Shares (even if the Depositary Shares are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying Ordinary Shares are delivered to the depositary.

The depositary may receive Depositary Shares instead of Ordinary Shares to close out a pre-release. The depositary may pre-release Depositary Shares only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the ordinary shares or Depositary Shares to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of Depositary Shares that may be outstanding at any time as a result of prerelease to 30% of the number of deposited shares, although the depositary may disregard this limit from time to time if it determines it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated Depositary Shares and such ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated Depositary Shares. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of Depositary Shares, to direct the depositary to register a transfer of those Depositary Shares to DTC or its nominee and to deliver those Depositary Shares to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the Depositary Share holder to register that transfer.

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In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an Depositary Share holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the Depositary Share holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of Depositary Shares

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of Depositary Shares, but not for the purpose of contacting those holders about a matter unrelated to our business or the Depositary Shares.

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PLAN OF DISTRIBUTION

We are registering the Ordinary Shares represented by Depositary Shares issuable upon exercise of the October Private Placement Warrants, May Private Placement Warrants, Wainwright October Warrants and Wainwright May Warrants to permit the resale of the Ordinary Shares represented by Depositary Shares by the holders of these warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the Ordinary Shares represented by Depositary Shares other than proceeds from the cash exercise of the October Private Placement Warrants, May Private Placement Warrants, Wainwright October Warrants and Wainwright May Warrants.

The selling shareholders and any of their pledgees, assignees and successors-in-interest may sell all or a portion of the Ordinary Shares represented by Depositary Shares beneficially owned by them and offered hereby from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Ordinary Shares represented by Depositary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	sales pursuant to Rule 144;

•	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders and any of their pledgees, assignees and successors-in-interest may also sell all or a portion of the Ordinary Shares represented by Depositary Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Ordinary Shares represented by Depositary Shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions.

If the selling shareholders effect such transactions by selling Ordinary Shares represented by Depositary Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the Ordinary Shares represented by Depositary Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of Ordinary Shares represented by Depositary Shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Ordinary Shares represented by Depositary Shares in the course of hedging in positions they assume. The selling shareholders may also sell Ordinary Shares represented by Depositary Shares short and deliver Ordinary Shares represented by Depositary Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge Ordinary Shares represented by Depositary Shares to broker-dealers that in turn may sell such shares.

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The selling shareholders may pledge or grant a security interest in some or all of the October Private Placement Warrants, May Private Placement Warrants, Wainwright October Warrants and Wainwright May Warrants or Depositary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares represented by Depositary Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the Ordinary Shares represented by Depositary Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the Ordinary Shares represented by Depositary Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Under the securities laws of some states Ordinary Shares represented by Depositary Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states ordinary shares represented by Depositary Shares may not be sold unless such Ordinary Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the Ordinary Shares represented by Depositary Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Ordinary Shares represented by Depositary Shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Ordinary Shares represented by Depositary Shares to engage in market-making activities with respect to the Ordinary \Shares represented by Depositary Shares. All of the foregoing may affect the marketability of the Ordinary Shares represented by Depositary Shares and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares represented by Depositary Shares.

We will pay all expenses of the registration of the Ordinary Shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling shareholder will pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by it.

Once sold under the registration statement, of which this prospectus forms a part, the Ordinary Shares represented by Depositary Shares will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

Brown Rudnick LLP, London, United Kingdom has passed upon certain legal matters regarding the securities offered hereby.

EXPERTS

The financial statements as of December 31, 2022, and for the each of the three years in the period then ended, incorporated by reference into this prospectus have been so incorporated in reliance on a report of Mazars LLP, an independent registered accounting firm, given on authority of said firm as experts in auditing and accounting. The report on the financial statements for the year ended December 31, 2022 contains an explanatory paragraph regarding our ability to continue as a going concern.

Mazars LLP, London, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including amendments and relevant exhibits and schedules, under the Securities Act covering the Ordinary Shares represented by Depositary Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our Ordinary Shares and the Depositary Shares.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our “insiders” are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy, information statements and other information regarding issuers at http://www.sec.gov. You can review our SEC filings and the registration statement by accessing this website. Copies of certain information filed by us with the SEC are also available on our website at http://www.biodexapharma.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities under this prospectus (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023, as amended by Amendment No. 1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on May 5, 2023;

•	our Reports on Form 6-K and any amendments thereto furnished to the SEC on January 6, 2023, January 11, 2023, January 12, 2023, January 23, 2023, January 26, 2023, February 2, 2023, February 9, 2023, February 15, 2023, March 8, 2023, March 10, 2023, March 24, 2023, March 27, 2023, March 29, 2023 (both filings), March 30, 2023, April 4, 2023 (both filings), April 5, 2023, April 7, 2023, April 12, 2023, April 19, 2023, April 28, 2023, May 18, 2023, May 22, 2023, May 24, 2023, May 25, 2023, May 26, 2023 (both filings), June 1, 2023, June 14, 2023, June 15, 2023 and June 20, 2023 that we incorporate by reference into this prospectus; and

•	the description of our Ordinary Shares and Depositary Shares contained in our registration statement on Form 8-A, originally filed with the SEC on December 2, 2015, and as amended on April 30, 2021 (including any amendments and reports filed for the purpose of updating such description).

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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We may incorporate by reference into this prospectus any Form 6-K meeting the requirements of Form F-1 which is submitted to the SEC after the date of this prospectus and before the date of termination of this offering. Any such Form 6-K which we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus.

We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated or deemed to be incorporated herein by reference other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document. Requests for such documents should be addressed in writing or by telephone to:

Biodexa Pharmaceuticals PLC

1 Caspian Point

Caspian Way

Cardiff, CF10 4DQ, United Kingdom

+44

 29 2048 0180

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of England and Wales. All of our directors and officers of are residents of jurisdictions outside the United States. Our corporate headquarters is located in the United Kingdom and all or a substantial portion of our assets, and all or a substantial portion of the assets of our directors and officers, are located outside of the United States. As a result, it may be difficult for you to serve legal process on us or our directors or have any of them appear in a U.S. court.

We understand that in England it may not be possible to bring proceedings or enforce a judgment of a U.S. court in respect of civil liabilities based solely on the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in England. An award of damages is usually considered to be punitive if it does not seek to compensate the claimant for loss or damage suffered and is instead intended to punish the defendant. In addition to public policy aspects of enforcement, such as the aforementioned, the enforceability of any judgment in England will depend on the particular facts of the case and the relevant circumstances, for example (and expressly without limitation), whether there are any relevant insolvency proceedings which may affect the ability to enforce a judgment. In addition, the United States and the United Kingdom have not currently entered into a treaty (or convention) providing for the reciprocal recognition and enforcement of judgments (although both are contracting states to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards).

We have appointed Donald J. Puglisi as our authorized agent upon whom process may be served in any action instituted in any U.S. federal or state court having subject matter jurisdiction arising out of or based upon the securities offered by this prospectus.

EXPENSES OF THE OFFERING

The following table sets forth the expenses payable by us in connection with the sale and distribution of the securities being registered hereby. All amounts shown, other than the SEC registration fee, are estimates:

SEC registration fee	$642.67
Printing and engraving	5,000
Accounting services	20,000
Legal fees and expenses	40,000
Miscellaneous	5,000
Total	$70,642.67

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   , 2023

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers.

The Registrant’s articles of association provide that, subject to the United Kingdom Companies Act 2006, every person who is or was at any time a director, alternate director, or former director of the Registrant or of any of its subsidiaries may be indemnified out of the assets of the Registrant against all costs, charges, expenses, losses, damages and liabilities incurred by him or her in performing his duties or the exercise of his or her powers or otherwise in relation to such company. Generally, under the United Kingdom Companies Act 2006, a company may not indemnify its directors against personal liability covering: liability to the company in cases where the company sues the director (i.e., only liability to third parties can be the subject of an indemnity); liability for fines for criminal conduct or fines imposed by a regulator; or other liabilities, such as legal costs, in criminal cases where the director is convicted, or in civil cases brought by the company where the final judgment goes against the director.

The Registrant has entered into a deed of indemnity with each of its directors and officers. Except as prohibited by applicable law, these deeds of indemnity may require Biodexa, among other things, to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by such directors and officers in any action or proceeding arising out of their service as a director or officer of the Registrant, or one of its subsidiaries, or arising out of the services provided to another company or enterprise at the Registrant’s request.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.	Recent Sales of Unregistered Securities

The following information is furnished with regard to all securities issued by the registrant within the last three years that were not registered under the Securities Act of 1933, as amended. Unless otherwise indicated below, the issuance of such shares was deemed exempt from registration requirements of the Securities Act, of 1933, as amended, as such securities were offered and sold outside of the United States to persons who were neither citizens nor residents of the United States, pursuant to Regulation S, or such sales were exempt from registration under Section 4(2) of Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder.

On July 27, 2020, we issued 1,064,814 Ordinary Shares, including 138,888 Ordinary Shares issued pursuant to a broker option at £ 5.40 per share, to certain non-U.S. investors in a placing in the United Kingdom for aggregate gross proceeds of £5.75 million.

On August 19, 2020, we issued to certain Wainwright affiliates 125,000 Ordinary Shares represented by 25,000 Depositary Shares upon the exercise of warrants issued in May 2020 at an exercise price of $41.25 per share.

On September 30, 2020, we issued 1,250 Ordinary Shares to be purchased under the Share Incentive Plan at £0.02 per share to the trust of the Share Incentive Plan.

On February 19, 2021, we issued to certain Wainwright affiliates 15,340 Ordinary Shares represented by 3,068 Depositary Shares upon the exercise of warrants issued in May 2020 at an exercise price of $41.25 per share.

On July 6, 2021, we issued 1,754,386 Ordinary Shares at £5.70 per share to certain non-U.S. investors in a placing in the United Kingdom for aggregate gross proceeds of £10.0 million.

On March 22, 2022, we issued one Ordinary Share upon the exercise of one warrant issued in February 2019 to a certain institutional investor at an exercise price of £200 per share.

On May 3, 2022, we issued 1,250 Ordinary Shares to be purchased under the Share Incentive Plan at £0.02 per share to the trust of the Share Incentive Plan.

On August 3, 2022, we issued warrants to purchase 16,666 Ordinary Shares to a certain institutional investor at an exercise price of £2.70 per share.

On December 16, 2022, we sold to an institutional investor 492,466 Ordinary Shares represented by 98,493 Depositary Shares in a registered direct offering at $4.00 per Depositary Share, resulting in gross proceeds of approximately $0.4 million.

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On February 15, 2023, we completed the closing of the February Private Placement pursuant to which we sold to certain institutional investors (1) 3,250,200 Ordinary Shares represented by 650,040 Depositary Shares at $2.32 per Depositary Share, (2) 12,931,027 Ordinary Shares represented by 2,586,205 Depositary Shares, issuable upon the exercise of Series A warrants issued in the February Private Placement at an exercise price of $2.68 per warrant, (3) 19,396,545 Ordinary Shares represented by 3,879,309 Depositary Shares, issuable upon the exercise of Series B warrants issued in the February Private Placement at an exercise price of $2.68 per warrant, and (4) up to 71,749,800 Ordinary Shares represented by 14,349,960 Depositary Shares, issuable upon the exercise of pre-funded warrants issued in the February Private Placement at an exercise price of $0.0004 per warrant, for aggregate gross proceeds of approximately $6.0 million. We also issued unregistered placement agent warrants to purchase a total of 536,935 Ordinary Shares represented by 107,387 Depositary Shares to the placement agent in the February Private Placement at an exercise price of $5.00 per warrant for 3,939 warrants and an exercise price of $2.90 per warrant for 103,448 warrants, and Series A warrants to purchase 625,000 Ordinary Shares represented by 125,000 Depositary Shares at an exercise price of $2.68 per warrant to an investor pursuant to a waiver agreement.

Between March 27, 2023, and the date hereof, we have issued 88,012,075 Ordinary Shares upon the exercise of 17,602,415 pre-funded warrants, Series A warrants and Series B warrants issued in the February Private Placement.

On May 26, 2023, we completed the closing of a registered direct offering with institutional investors of (1) 166,019,415 Ordinary Shares represented by 33,203,883 Depositary Shares, issuable upon the exercise of the Series C warrants at an exercise price of $0.20 per warrant, (2) 110,679,610 Ordinary Shares represented by 22,135,922 Depositary Shares issuable upon the exercise of the Series D warrants at an exercise price of $0.20 per warrant and, (3) 4,427,180 Ordinary Shares represented by 885,436 Depositary Shares issuable upon the exercise of the Ladenburg May Warrants at an exercise price of $0.1875 per warrant.

In June 2023, we issued the Series C warrants, Series D warrants and Ladenburg May Warrants to the investors and the Placement Agent after receiving required shareholder approval of the allotment of, and disapplication of pre-emption rights with respect to the Ordinary Shares to be issued under the Series C warrants, Series D warrants and Ladenburg May Warrants at our general meeting held on June 14, 2023.

Item 8.	Exhibits and Financial Statement Schedules

(a)	The Exhibit Index is incorporated herein by reference.

See the Exhibit Index attached to this registration statement, which is incorporated herein by reference.

(b)	Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

Item 9.	Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as amended, in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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Provided, however, that:

(A)	Paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B)	Paragraphs (1)(i), (a)(1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C)	Provided further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on this 20th day of June, 2023.

BIODEXA PHARMACEUTICALS PLC

By:	/s/ Stephen Stamp
Stephen Stamp
Chief Executive Officer & Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement on Form F-1 has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title(s)	Date

/s/ Stephen Stamp	Chief Executive Officer & Chief Financial Officer, Director	June 20, 2023
Stephen Stamp	(Principal Executive Officer and Principal Financial Officer)

/s/ Stephen Parker	Non-Executive Chairman of the Board	June 20, 2023
Stephen Parker

*	Senior Independent Non-Executive Director	June 20, 2023
Simon Turton, Ph.D.

*	Non-Executive Director	June 20, 2023
Sijmen de Vries, M.D.

*By:	/s/ Stephen Stamp
Stephen Stamp
Attorney-in-fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement on Form F-1 has been signed by the undersigned on this 20th day of June, 2023.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative in the United States

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Exhibit Index

3.1	Articles of Association of Biodexa Pharmaceuticals PLC, adopted on June 14, 2023 (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form F-1 (File No. 333-272693), filed with the SEC on June 16, 2023).

4.1	Description of Securities Registered Under Section 12 of the Exchange Act (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form F-1 (File No. 333-272693), filed with the SEC on June 16, 2023).

4.2	Specimen certificate representing ordinary shares of Biodexa Pharmaceuticals Plc (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form F-1 (File No. 333-272693), filed with the SEC on June 16, 2023).

4.3	Form of Amended and Restated Deposit Agreement by and among Midatech Pharma PLC, The Bank of New York Mellon, as depositary, and all owners and holders from time to time of American Depositary Shares thereunder (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form F-6 (File No. 333-252507), filed with the SEC on January 28, 2021).

4.4	Form of American Depositary Receipt (included in Exhibit 4.3 as Exhibit A thereto).

4.5	Form of Warrant issued on October 25, 2019 (incorporated by reference to Exhibit 4.1 of the Company’s Report on Form 6-K, filed with the SEC on October 24, 2019).

4.6	Form of Placement Agent Warrant issued on October 25, 2019 (incorporated by reference to Exhibit 4.2 of the Company’s Report on Form 6-K, filed with the SEC on October 24, 2019).

4.7	Form of Warrant issued on May 20, 2020 (incorporated by reference to Exhibit 4.1 of the Company’s Report on Form 6-K, filed with the SEC on May 20, 2020).

4.8	Form of Placement Agent Warrant issued on May 20, 2020 (incorporated by reference to Exhibit 4.2 of the Company’s Report on Form 6-K, filed with the SEC on May 20, 2020).

4.9	Form of Warrant Instrument issued on May 22, 2020 (incorporated by reference to Exhibit 4.3 of the Company’s Report on Form 6-K, filed with the SEC on May 20, 2020).

4.10	Form of Series A Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Report on Form 6-K, filed with the SEC on February 9, 2023).

4.11	Form of Series B Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Report on Form 6-K, filed with the SEC on February 9, 2023).

4.12	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.3 of the Company’s Report on Form 6-K, filed with the SEC on February 9, 2023).

4.13	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.4 of the Company’s Report on Form 6-K, filed with the SEC on February 9, 2023).

4.14	Form of Series C Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Report on Form 6-K, filed with the SEC on May 24, 2023).

4.15	Form of Series D Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Report on Form 6-K, filed with the SEC on May 24, 2023).

4.16	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 of the Company’s Report on Form 6-K, filed with the SEC on May 24, 2023).

5.1	Opinion of Brown Rudnick LLP (incorporated by reference to Exhibit 5.1 of the Company’s Registration Statement on Form F-1 (File No. 333-240984), filed with the SEC on August 5, 2020).

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10.1#	Midatech Pharma PLC 2014 Enterprise Management Incentive Scheme (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form F-4 (File No. 333-206305), originally filed with the SEC on August 11, 2015, as amended).

10.2#	Form of Option Agreement (included in Exhibit 10.1).

10.3#	Consultancy Agreement, dated as of April 15, 2014, by and between Midatech Limited and Chesyl Pharma Limited (incorporated by reference to Exhibit 10.17 to the Company’s Registration Statement on Form F-4 (File No. 333-206305), originally filed with the SEC on August 11, 2015, as amended).

10.4#	Form of Appointment Letter between Midatech Pharma PLC and certain directors of Midatech Pharma PLC (incorporated by reference to Exhibit 10.22 to the Company’s Registration Statement on Form F-4 (File No. 333-206305), originally filed with the SEC on August 11, 2015, as amended).

10.5#	Deed of Indemnity dated August 5, 2015 (incorporated by reference to Exhibit 10.23 to the Company’s Registration Statement on Form F-4 (File No. 333-206305), originally filed with the SEC on August 11, 2015, as amended).

10.6†	License, Collaboration and Distribution Agreement, dated as of January 29, 2019, by and between Midatech Pharma PLC, CMS Bridging Limited, CMS Medical Hong Kong Limited and China Medical System Holdings Limited (incorporated by reference to Exhibit 4.17 of the Company’s Annual Report on Form 20-F for the year ended December 31, 2018, as amended, filed with the SEC on May 28, 2019).

10.7	Relationship Agreement, dated January 29, 2019, by and among the Company, certain CMS Concert Party Members and Panmure Gordon (UK) Limited (incorporated by reference to Exhibit 4.18 of the Company’s Annual Report on Form 20-F for the year ended December 31, 2018, filed with the SEC on April 30, 2019).

10.8	Deed of Variation of Relationship Agreement, dated May 12, 2020, between Midatech Pharma PLC, Certain CMS Concert Party Members and Panmure Gordon (UK) Limited (incorporated by reference to Exhibit 4.15 of the Company’s Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on April 30, 2021).

10.9#	The Share Incentive Plan (incorporated by reference to Exhibit 4.27 of the Company’s Annual Report on Form 20-F for the year ended December 31, 2018, filed with the SEC on April 24, 2018).

10.10†#	Service Agreement dated as of September 9, 2019, by and between Midatech Pharma PLC and Stephen Stamp (incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K, filed with the SEC on September 19, 2019).

10.11	Form of Securities Purchase Agreement, dated as of December 13, 2022, by and between Midatech Pharma PLC and the purchaser identified on the signature page thereto (incorporated by reference to Exhibit 10.5 of the Company’s Report on Form 6-K, filed with the SEC on December 13, 2022).

10.12	Form of First Amendment to the Securities Purchase Agreement, dated as of December 16, 2022, by and between Midatech Pharma PLC and the purchaser identified on the signature page thereto (incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K, filed with the SEC on December 19, 2022).

10.13	Form of Securities Purchase Agreement, dated as of February 9, 2023, by and between Midatech Pharma PLC and the purchasers identified on the signature page thereto (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 6-K, filed with the SEC on February 9, 2023).

10.14#	Service Agreement, dated as of July 12, 2021, by and between Midatech Pharma PLC and Dmitry Zamoryakhin (incorporated by reference to Exhibit 4.15 of the Company’s Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on April 26, 2022).

10.15#	Terms of Appointment as Director, dated June 20, 2022, by and between Midatech Pharma PLC and Stephen Barry Parker (incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K, filed with the SEC on June 21, 2022).

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10.16	Form of Registration Rights Agreement, dated as of February 9, 2023, by and between Midatech Pharma PLC and the investors identified on the signature pages thereto (incorporated by reference to Exhibit 10.2 of the Company’s Report on Form 6-K, filed with the SEC on February 9, 2023).

10.17	Form of Waiver, dated as of February 9, 2023, by and between Midatech Pharma PLC and a certain institutional investor (incorporated by reference to Exhibit 10.4 of the Company’s Report on Form 6-K, filed with the SEC on February 9, 2023).

10.18	Form of Securities Purchase Agreement, dated as of May 23, 2023, by and between Biodexa Pharmaceuticals PLC and the investors identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K, filed with the SEC on May 24, 2023).

10.19	Form of Registration Rights Agreement, dated as of May 23, 2023, by and between Biodexa Pharmaceuticals PLC and the investors identified on the signature pages thereto (incorporated by reference to Exhibit 10.2 of the Company’s Report on Form 6-K, filed with the SEC on May 24, 2023).

10.20	Placement Agency Agreement, dated as of May 23, 2023, by and between Biodexa Pharmaceuticals PLC and Ladenburg Thalmann & Co. Inc. (incorporated by reference to Exhibit 10.3 of the Company’s Report on Form 6-K, filed with the SEC on May 24, 2023).

10.21	Form of Lock-up Agreement, dated as of May 23, 2023, by and between Biodexa Pharmaceuticals PLC and named directors and officers of Biodexa and other individuals and entities listed in the Schedule I to the Purchase Agreement (incorporated by reference to Exhibit 10.4 of the Company’s Report on Form 6-K, filed with the SEC on May 24, 2023).

10.21	Form of Amended and Restated Securities Purchase Agreement, dated as of May 25, 2023, by and between Biodexa Pharmaceuticals PLC and the investors identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K/A, filed with the SEC on May 26, 2023).

21.1	Subsidiaries of Biodexa Pharmaceuticals PLC (incorporated by reference to Exhibit 8.1 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on April 28, 2023).

23.1*	Consent of Mazars LLP, independent registered public accounting firm.

23.2	Consent of Brown Rudnick LLP (included in Exhibit 5.1).

____________________

*	Filed herewith.
#	Management contract or compensatory plan or arrangement.
†	Certain portions of this exhibit (indicated by asterisks) have been omitted because they are not material and would likely cause competitive harm to Biodexa Pharmaceuticals PLC if publicly disclosed.

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